Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CO-PROMOTION AGREEMENT

by and between

PROVENTION BIO, INC.

and

GENZYME CORPORATION

dated as of October 4, 2022

i

SCHEDULES AND EXHIBITS

Schedules

Schedule 1.32	Disclosure Schedules

Schedule 1.85	Product IP

Schedule 1.93	Provention Trademarks

Schedule 1.113	Sanofi Field Force FTE Expenses

Schedule 8.4.1	Provention Bank Account

Schedule 8.4.5	Provention W-9

Exhibits

Exhibit A	Form of Promotion and Medical Affairs Report

Exhibit B	Co-Promotion and Medical Affairs Plan

Exhibit C	Press Releases

ii

CO-PROMOTION AGREEMENT

This CO-PROMOTION AGREEMENT (this “Agreement”) is entered into as of October 4, 2022 (the “Effective Date”) by and between Provention Bio, Inc., a corporation organized and existing under the laws of Delaware, with its principal business address at 55 Broad Street, 2nd floor, Red Bank, NJ 07701, USA (“Provention”) and Genzyme Corporation, a corporation organized under the laws of the Commonwealth of Massachusetts, with its principal business address at 450 Water Street, Cambridge MA 02141, USA (“Sanofi”). Sanofi and Provention are each referred to herein by name or as a “Party” or, collectively, as the “Parties.”

RECITALS

WHEREAS, Provention is a biotechnology company focusing on the research, development, manufacture and commercialization of novel therapeutics for the treatment of auto-immune diseases;

WHEREAS, Sanofi is a pharmaceutical company with expertise in, among other things, the commercialization of pharmaceutical products; and

WHEREAS, Sanofi and its Affiliates (as defined below) and Provention and its Affiliates desire to cooperate to Co-Promote (as defined below) the Product (as defined below) for use in the Field (as defined below) in the Territory (as defined below).

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1
DEFINITIONS

Unless specifically set forth to the contrary herein, the following terms will have the respective meanings set forth below.

1.1 “Accounting Standard” means, with respect to a Party or its Affiliate or subcontractor, GAAP or IFRS, as such Party, Affiliate or subcontractor uses for its financial reporting obligations, in each case consistently applied.

1.2 “Action” means any claim, action, suit, demand, arbitration, inquiry, audit, proceeding or investigation by or before, or otherwise involving, any Governmental Authority or arbitrator.

1.3 “Affiliate” means, with respect to a Party, any Person which, directly or indirectly through one (1) or more intermediaries, controls, is controlled by, or is under common control with, such Party for so long as such Person controls, is controlled by, or is under common control with such Party. For purposes of this Section 1.3 (Affiliate) and Section 1.16 (Change of Control) only, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a Person means: (a) direct or indirect ownership of fifty percent (50%) or more of the voting securities or other voting interest of such Person (including attribution from related parties); or (b) the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of such Person, whether through ownership of voting securities, by contract, as a general partner, as a manager or otherwise.

1.4 “Agreement” is defined in the introductory paragraph.

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1.5 “Agreement Payment” means any payment made by a Payor to a Payee under this Agreement.

1.6 “Alliance Manager” is defined in Section 4.1 (Alliance Manager).

1.7 “Applicable Law” means any national, supranational, regional, state and local law or statute, treatise, administrative code, ordinance, rule or regulation (including written governmental interpretations thereof, the guidance related thereto, or the application thereof, including the PhRMA Code on Interactions with Healthcare Professionals) issued by a Governmental Authority, as amended from time to time, and any judicial, governmental, or administrative order, judgment, decree, or ruling, in each case as applicable to the subject matter and the Parties at issue.

1.8 “Audited Party” is defined in Section 8.5.2 (Audit Rights).

1.9 “Auditing Party” is defined in Section 8.5.2 (Audit Rights).

1.10 “Auditor” is defined in Section 8.5.2 (Audit Rights).

1.11 “Bankruptcy Event” is defined in Section 13.4 (Termination Right).

1.12 “BLA” means a Biologics License Application (as more fully defined in 42 U.S.C. §262(a)(2)(C), 21 C.F.R. 601.2(a)) submitted to the FDA, including all amendments and supplements thereto.

1.13 “Business Day” means any day other than: (a) a Saturday or Sunday or any day on which commercial banks in (i) Cambridge, Massachusetts, (ii) Bridgewater, New Jersey, (iii) Paris, France, or (iv) Red Bank, New Jersey, are authorized or required by Applicable Law to remain closed; or (b) December 26 through December 31.

1.14 “Calendar Quarter” means each of the three (3)-month periods ending March 31, June 30, September 30 and December 31; provided that the first Calendar Quarter of the Term extends from the Effective Date to the end of the then-current Calendar Quarter, and the last Calendar Quarter extends from the first day of such Calendar Quarter until the effective date of the termination or expiration of this Agreement.

1.15 “Calendar Year” means each period beginning on January 1 and ending on December 31; provided that the first Calendar Year of the Term extends from the Effective Date to December 31 of the then-current Calendar Year, and the last Calendar Year extends from January 1 of such Calendar Year until the effective date of the termination or expiration of this Agreement.

1.16 “Change of Control” means, with respect to Provention, from and after the Effective Date: (a) a merger or consolidation in which (i) Provention is a constituent party, or (ii) an Affiliate of Provention that directly or indirectly controls Provention is a constituent party, except in the case of either clause (i) or (ii) any such merger or consolidation involving Provention or such Affiliate in which the shares of capital stock of such entity outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or are exchanged for shares of capital stock which represent, immediately following such merger or consolidation, fifty percent (50%) or more by voting power of the capital stock of (A) the surviving or resulting corporation or (B) a parent corporation of such surviving or resulting corporation, whether direct or indirect; (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by Provention or an Affiliate of Provention of all or substantially all of the assets of Provention or such Affiliate taken as a whole and whether owned directly or indirectly through Affiliates (except where such sale, lease, transfer, exclusive license or other disposition is to an Affiliate of Provention existing prior to such time); or (c) any “person” or “group”, as such terms are defined in Sections 13(d) and 14(d) of the U.S. Securities Exchange Act of 1934, in a single transaction or series of related transactions, becomes the beneficial owner as defined under the U.S. Securities Exchange Act of 1934, directly or indirectly, whether by purchase or acquisition or agreement to act in concert or otherwise, of fifty percent (50%) or more by voting power of the then-outstanding capital stock or other equity interests of Provention or a subsidiary of Provention.

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1.17 “CIA” is defined in Section 7.4 (CIA).

1.18 “Clinical Trial” means any clinical investigation of a pharmaceutical or biologic product conducted on human subjects, as that term is defined in FDA regulations at 21 C.F.R. § 312.3, or a similar clinical investigation conducted on human subjects, as defined under Applicable Law outside the United States.

1.19 “Co-Promote” or “Co-Promotion Activities” means, with respect to the Product, the activities conducted by either Party in the Territory under the Co-Promotion and Medical Affairs Plan, including (a) Detailing, (b) using Promotional Materials during Details, (c) conducting display booths, displaying Promotional Materials and conducting meetings with HCPs or patients in exhibits at conferences and trade shows; (d) sponsoring advertising in journals and publications directed to HCPs; (e) conducting company-directed peer-to-peer programs regarding the Product (including speakers bureau and speaker training) directed at HCPs; (f) direct-to-consumer or consumer peer-to-peer programs (e.g., patient ambassador programs), including any websites related thereto, and (g) distributing Promotional Materials to HCPs using direct mail, electronic media, digital channels or other appropriate dissemination methods, in each case ((a) through (g)), as described in the Co-Promotion and Medical Affairs Plan. “Co-Promotion” has a correlative meaning. For clarity, “Co-Promotion Activities” do not include (i) discussing or responding to questions regarding the Product outside of the approved Product labeling or any other actions undertaken with Regulatory Authorities in order to obtain or maintain Regulatory Approval, (ii) independently maintaining a website to the extent not referenced above, call center or medical information hotline for the Product; (iii) taking Product orders or otherwise selling or offering the Product for sale; (iv) Medical Affairs Activities, (v) manufacturing activities, (vi) development activities, or (vii) any other Commercialization activities not allocated to the applicable Party under the Co-Promotion and Medical Affairs Plan.

1.20 “Co-Promotion and Medical Affairs Plan” means the plan for the Product in the Field in the Territory set forth in Exhibit B (Co-Promotion and Medical Affairs Plan), as the same may be updated from time to time in accordance with this Agreement.

1.21 “Co-Promotion Start Date” means (a) [***], subject to receipt of Regulatory Approval of the Product by Provention no later than [***], or (b) another time as mutually agreed by the Parties in writing after receipt of Regulatory Approval of the Product by Provention.

1.22 “Code” is defined in Section 13.4 (Termination Right).

1.23 “Commercialization” means any and all activities directed to the commercialization of a product, including marketing; Detailing; promotion; market research; distributing; order processing; handling returns and recalls; booking sales; customer service; administering and commercially selling such product; importing, exporting and transporting such product for commercial sale; as well all regulatory compliance with respect to the foregoing. When used as a verb, “Commercialize” means to engage in Commercialization.

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1.24 “Commercially Reasonable Efforts” means with respect to a Party’s obligations under this Agreement, on a country-by-country basis, the carrying out of such obligations or tasks with a level of efforts and resources (including departmental budget resources) consistent with the efforts and resources that a biopharmaceutical company similarly situated to such Party in respect to resources and expertise commits to its own compounds, devices and products, in such country, of a similar value, stage of development, life cycle and commercial potential, taking into account all relevant factors, including issues of safety and efficacy, product profile, difficulty in manufacturing the Product, competitiveness of alternative products, the Patent or other proprietary position of the Product (including Patent coverage and regulatory exclusivity), the regulatory requirements involved and the potential profitability of the Product.

1.25 “Confidential Information” means, with respect to a Party, all confidential or proprietary information provided by or on behalf of such Party relating to the subject matter of this Agreement, including Commercialization plans, correspondence, customer lists, Know-How, regulatory filings, business plans, strategies, information about chemical or biological materials, financial information or projections, or other proprietary information or data, in each case, that are disclosed or made available by or on behalf of such Party to the other Party pursuant to this Agreement, regardless of whether any of the foregoing are marked “confidential” or “proprietary” or whether communicated to the other Party by or on behalf of the disclosing Party in oral, written, visual, graphic or electronic form. All such information related to this Agreement disclosed by or on behalf of a Party (or its Affiliate) to the other Party (or its Affiliate) pursuant to the Prior CDA shall be deemed to be such Party’s Confidential Information disclosed hereunder. For purposes of clarity, (a) Provention’s Confidential Information shall include (i) all Promotional Materials unless and until made available by or on behalf of Provention to the general public, (ii) the Co-Promotion and Medical Affairs Plan and any reports provided by Provention to Sanofi under this Agreement, (iii) all Know-How that specifically relates to the Product or its Commercialization or is specifically an improvement or modification to Know-How provided by Provention, in each case that is developed by or on behalf of Sanofi under this Agreement in connection with the performance of its obligations under this Agreement, and (iv) all Know-How that relates to the Product or its Commercialization that is developed by or on behalf of Provention in connection with the performance of its obligations under this Agreement, and (b) the terms of this Agreement shall be considered Confidential Information of both Parties.

1.26 “Control,” “Controls” or “Controlled” means, (a) with respect to any particular item of Know-How, Patent or other intellectual property right or Regulatory Material, possession by a Party of the power and authority (whether arising by sole, joint or other ownership interest, license, sublicense or other authorization, but in any case other than by operation of the licenses granted to a Party in this Agreement) to freely assign, or grant a license, sublicense, access, right to use or release (as applicable) to, such Know-How, Patent or other intellectual property or Regulatory Material; or (b) with respect to a product or component thereof, possession by a Party of the power and authority (whether arising by sole, joint or other ownership interest, license, sublicense or other authorization, but in any case other than by operation of the licenses granted to a Party in this Agreement) to freely assign, or grant a license, sublicense, access, right to use or release (as applicable) to, the other Party under Patents that Cover, or proprietary Know-How that is incorporated in or embodies, such product or component, in each case ((a) or (b)), without giving rise to any violation of the terms of, or any financial obligation under, any written agreement with any Third Party existing at the time such right, license, sublicense, access or release first comes into effect hereunder. “Controlled” has a correlative meaning.

1.27 “Cover” means, with respect to a compound, product, or other composition of matter, or technology, process, method or other Know-How, that, in the absence of ownership of, or a license to, a Patent, the practice or exploitation of such compound, product, or other composition of matter, or technology, process, method or other Know-How, would infringe such Patent or, in the case of a Patent that has not yet issued, would infringe such Patent if it were to issue.

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1.28 “Cure Period” is defined in Section 13.3.1 (Material Breach).

1.29 “Damages” means all losses, costs, claims, damages, judgments, liabilities and expenses (including reasonable attorneys’ fees and other reasonable out-of-pocket costs in connection therewith).

1.30 “Detail” means, with respect to the Product in the Territory, a face-to-face contact ([***]) between a Sales Representative and one (1) or more HCPs from the same medical practice, including any such meeting, during which key product attributes of the Product are orally presented to such HCP (including a primary position detail or a secondary position detail), in each case as measured by each Party’s internal recording of such activity in accordance with this Agreement; provided that such meeting is consistent with, and in accordance with, the requirements of Applicable Law and this Agreement. For the avoidance of doubt, the following activities will not constitute a “Detail” unless otherwise agreed by the Parties: [***]. When used as a verb, “Detail” means to engage in a Detail, and “Detailing” and “Detailed” have correlative meanings.

1.31 “Disclosing Party” is defined in Section 9.1 (Nondisclosure).

1.32 “Disclosure Schedule” means the Schedule 1.32 (Disclosure Schedules) attached hereto and referenced in Section 10.2 (Representations and Warranties of Provention).

1.33 “Dispute” is defined in Section 14.6.2 (Dispute Escalation).

1.34 “Dollar” or “$” means U.S. Dollars.

1.35 “Effective Date” is defined in the introductory paragraph.

1.36 “Excluded Medical Material” is defined in Section 5.6.6 (Medical Materials Review and Approval Process).

1.37 “Excluded Promotional Material” is defined in Section 5.5.6 (Promotional Materials Review and Approval Process).

1.38 “Executive Joint Review Committee” means a cross-functional team made of members of Sanofi and Provention, each with appropriate experience and authority with respect to reviewing and approving Promotional Materials and Medical Materials, which is responsible for the resolution of issues for which agreement could not be reached within the Joint Review Committee or the Medical Materials Review Committee, including, at a minimum, representatives in the Territory from each Party’s legal, regulatory affairs and medical affairs groups of each Party (voting members of the Executive Joint Review Committee). Ad hoc non-voting attendees may join the Executive Joint Review Committee meetings at the request of a Provention or Sanofi functional head (e.g., compliance, marketing, patient access, team members, etc.) based on specific expertise that may be needed in connection with the subject matter of a meeting and the owner of the material or piece being escalated to the Executive Joint Review Committee shall also be required to attend the Executive Joint Review Committee.

1.39 “Executive Officer” means: (a) with respect to Provention, the Chief Executive Officer of Provention or his/her designee or successor with appropriate decision-making authority (as of the Effective Date such individual is Ashleigh Palmer); and (b) with respect to Sanofi, the Chief Commercial Officer of Sanofi or his/her designee or successor with appropriate decision-making authority (as of the Effective Date such individual is Paul Spittle).

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1.40 “FCPA” means the United States Foreign Corrupt Practices Act (15 U.S.C. § 78dd-1, et seq.) as amended.

1.41 “FDA” is defined in Section 1.97 (Regulatory Authority).

1.42 “FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. 301, et. seq., as it may be amended from time to time, and the rules, regulations, guidance, guidelines, and requirements promulgated or issued thereunder.

1.43 “Field” means the Indication for which the Product is approved by the FDA, which is currently contemplated to be, the delay of clinical (Stage 3) Type 1 Diabetes in at risk (Stage 2) individuals.

1.44 “Field Force” means individually, either the Sanofi Field Force or the Provention Field Force, and “Field Forces” means both the Sanofi Field Force and the Provention Field Force.

1.45 “FTE” means a full time equivalent person year (consisting of one thousand six hundred and eighty (1,680) hours per Calendar Year) of work as an employee performing applicable activities with respect to the Product under this Agreement as tracked by a Party using its standard practice and methodologies. No additional payment shall be made with respect to any person who works more than one thousand six hundred and eighty (1,680) hours per Calendar Year and any person who devotes less than one thousand six hundred and eighty (1,680) hours per Calendar Year shall be treated as an FTE on a pro rata basis based upon the actual number of hours worked divided by one thousand six hundred and eighty (1,680). For clarity, indirect personnel (including support functions such as alliance management, executive management, financial, legal or business development) will not constitute FTEs.

1.46 “FTE Costs” means, with respect to Sanofi for any period, the applicable FTE Rate multiplied by the applicable number of FTEs of Sanofi performing the activities under this Agreement in accordance with the Co-Promotion and Medical Affairs Plan during such period.

1.47 “FTE Rate” means the annual rates set forth on Schedule 1.113 (Sanofi Field Force FTE Expenses) unless otherwise agreed by the Parties in writing.

1.48 “GAAP” means the U.S. generally accepted accounting principles, consistently applied.

1.49 “Governmental Authority” means any: (a) federal, state, local, municipal, foreign, or other government; (b) governmental or quasi-governmental authority of any nature (including any agency, board, body, branch, bureau, commission, council, department, entity, governmental division, instrumentality, office, officer, official, organization, representative, subdivision, unit, and any court or other tribunal); (c) multinational governmental organization or body; or (d) entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature (including any arbiter).

1.50 “HCP” means a physician or other medical professional licensed or authorized to prescribe drugs, including [***], provided that with respect to (a) Sanofi’s obligation to perform the Co-Promotion Activities, [***] and (b) Provention’s obligation to perform the Co-Promotion Activities, HCP shall be all HCPs not described by clause (a).

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1.51 “IFRS” means the International Financial Reporting Standards.

1.52 “IND” means an investigational new drug application (including any amendment or supplement thereto) submitted to the FDA pursuant to U.S. 21 C.F.R. Part 312, including any amendments thereto. References herein to IND will include, to the extent applicable, any foreign counterpart of the foregoing filed with a Regulatory Authority outside the U.S. for the investigation of a product in any other country or group of countries (such as a Clinical Trial Application in the European Union) in conformance with the requirements of such Regulatory Authority.

1.53 “Indemnification Claim Notice” is defined in Section 12.2.1 (Notice).

1.54 “Indemnitee” is defined in Section 12.2.1 (Notice).

1.55 “Indemnitor” is defined in Section 12.2.1 (Notice).

1.56 “Indication” means a specific disease or medical condition in humans that is approved by a Regulatory Authority or intended to be included as a discrete claim (as opposed to a variant or subdivision or subset of a claim) in the labeling of the Product.

1.57 “Initial ROFN Period” is defined in Section 2.1 (ROFN).

1.58 “Initial Sales Training” is defined in Section 5.7.1 (Training).

1.59 “Invention” means any process, method, composition of matter, article of manufacture, discovery or finding that is conceived or reduced to practice.

1.60 “Joint Review Committee” means a cross-functional team made of members of Sanofi and Provention in the Territory, each with appropriate experience and authority with respect to reviewing and approving Promotional Materials and with core representations from the regulatory affairs, legal and medical affairs group of each Party. Ad hoc members (including, for example, from Provention’s marketing group proposing the applicable Promotional Material or compliance group, if applicable) may be invited to participate based on specific expertise.

1.61 “Joint Review Committee Co-Chair” means, with respect to either Party, a member of the Joint Review Committee selected by such Party, each of whom shall (a) ensure that Joint Review Committee meetings are scheduled and agendas are communicated to the Joint Review Committee members prior to Joint Review Committee meetings, (b) review proposed agenda items to confirm they support the core brand strategies, (c) facilitate Joint Review Committee meetings and (d) raise unresolved issues to Executive Joint Review Committee for resolution.

1.62 “Joint Review Committee Co-Gatekeeper” means, with respect to either Party, a member of the Joint Review Committee selected by such Party, each of whom shall: (a) notify and distribute to the respective Party the Promotional Materials, Joint Review Committee meeting agendas, materials, specific Promotional Materials details on accompanying forms with references to reviewers and changes to the Promotional Materials as decided during Joint Review Committee meetings, (b) capture and document approval of Joint Review Committee reviewers, and (c) manage movement and processing of Promotional Materials throughout the review process and the material’s lifecycle, from initial review through expiration.

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1.63 “JSC” is defined in Section 4.2.1 (Structure and Procedures).

1.64 “Know-How” means algorithms, data, information, Inventions, improvements, knowledge, methods (including methods of use or administration or dosing), practices, results, software, techniques, technology and trade secrets, including analytical and quality control data, analytical methods (including applicable reference standards), assays, preclinical models, biomarkers, batch records, chemical structures and formulations, crystallization methods, X-ray diffraction data and analyses, compositions of matter, formulae, synthesis route, manufacturing data, in-vitro and in-vivo pharmacological, toxicological and clinical test data and results, processes, reports, research data, research tools, sequences, standard operating procedures and techniques, in each case, whether patentable or not, and, in each case, including the tangible manifestations thereof.

1.65 “Knowledge” means, (a) with respect to Provention, the actual knowledge of its [***], after due inquiry, and (b) with respect to Sanofi, the actual knowledge of its [***], after due inquiry.

1.66 “Legal Dispute” means any Dispute related to the validity, breach, enforcement, termination or interpretation of this Agreement, including any Dispute as to whether a Party has made all payments as and to the extent required under this Agreement.

1.67 “Major Biopharmaceutical Company” means any entity that itself or through its Affiliates (whether or not such entity or Affiliate is a public company) develops or commercializes healthcare products for humans that has a fully diluted market capitalization of at least [***] (a) with respect to a public company, as measured at the closing price on the last day of the preceding Calendar Quarter during which the measurement is taken, or any Affiliate of such entity, or (b) with respect to a company that is not a public company, by reasonable method of measurement.

1.68 “Material Safety Event” means an event occurring after the Effective Date that (a) (i) is caused by the Product, or based on objective scientific or clinical evidence, is reasonably likely to have been caused by the Product, and (ii) results in a Serious Adverse Event, or (b) in the reasonable opinion of a Party in good faith after consultation with the other Party, in accordance with its internal operating procedures consistently applied across its own pharmaceutical products, makes Commercialization of the Product not safe for use as contemplated by this Agreement.

1.69 “Medical Affairs Activities” means the coordination of medical, clinical and scientific activities for the Product, including medical information, publications, health and economic outcomes, patient registry, medical advisory boards, field-based medical scientific liaisons (including virtual face-to-face interactions conducted by medical scientific liaisons), and provision of medical information services with respect to the Product. For clarity, “Medical Affairs Activities” do not include any Co-Promotion Activities.

1.70 “Medical Materials” means materials for use by medical affairs Product Personnel in performing Medical Affairs Activities under the Co-Promotion and Medical Affairs Plan.

1.71 “Medical Materials Review Committee” means a cross-functional team made of members of Sanofi and Provention in the Territory, each with appropriate experience and authority with respect to reviewing and approving training materials and with core representations from the regulatory affairs, legal and medical affairs group of each Party. Ad hoc members may be invited to participate based on specific expertise.

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1.72 “Medical Materials Review Committee Co-Chair” means, with respect to either Party, a member of the Medical Materials Review Committee selected by such Party, each of whom shall (a) ensure that Medical Materials Review Committee meetings are scheduled and agendas are communicated to the Medical Materials Review Committee members prior to Medical Materials Review Committee meetings, (b) review proposed agenda items to confirm they support the core brand strategies, (c) facilitate Medical Materials Review Committee meetings and (d) raise unresolved issues to Executive Joint Review Committee for resolution.

1.73 “Medical Materials Review Committee Co-Gatekeeper” means, with respect to either Party, a member of the Medical Materials Review Committee selected by such Party, each of whom shall: (a) notify and distribute to the respective Medical Materials, Medical Materials Review Committee meeting agendas, materials, specific Medical Materials details on accompanying forms with references to reviewers and changes to the Medical Materials as decided during Medical Materials Review Committee meetings, (b) capture and document approval of Medical Materials Review Committee reviewers, and (c) manage movement and processing of Medical Materials throughout the review process and the material’s lifecycle, from initial review through expiration.

1.74 “Notice of Dispute” is defined in Section 14.6.2 (Dispute Escalation).

1.75 “Out-of-Pocket Costs” means, with respect to a Party, costs and expenses paid by or on behalf of such Party or its Affiliates to Third Parties (or payable to Third Parties and accrued in accordance with Accounting Standards), other than employees of such Party or its Affiliates.

1.76 “Party” and “Parties” are defined in the introductory paragraph.

1.77 “Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b), and (c)), and (e) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.

1.78 “Payee” means a Party receiving a payment under this Agreement.

1.79 “Payor” means a Party owing or making a payment under this Agreement.

1.80 “Person” means any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, Governmental Authority or any other entity not specifically listed herein.

1.81 “Platform” is defined in Section 5.5.2 (Promotional Materials Review and Approval Process).

1.82 “Primary Care Physicians/Endocrinologists Accounts” is defined in the Co-Promotion and Medical Affairs Plan.

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1.83 “Prior CDA” means that certain Confidentiality Agreement executed between the Parties dated February 11, 2022.

1.84 “Product” means any biopharmaceutical composition containing or comprising of PRV-031 (teplizumab).

1.85 “Product IP” means (a) any Patent Controlled by Provention or its Affiliates that Covers teplizumab or the Product, and (b) any Know-How Controlled by Provention or its Affiliates that is necessary or reasonably useful for the research, development, manufacturing or Commercialization of the Product in the Field in the Territory. Patents that comprise the Product IP as of the Effective Date are set forth on Schedule 1.85 (Product IP).

1.86 “Product Personnel” means either Party’s employees or permitted contractors who are involved in performing Co-Promotion Activities or Medical Affairs Activities in fulfillment of such Party’s obligations under this Agreement.

1.87 “Promotion and Medical Affairs Report” is defined in Section 5.9 (Promotion and Medical Affairs Reports).

1.88 “Promotional Materials” means all written, printed, electronic or graphic material intended for use under this Agreement by the Sales Representatives in promoting the Product in the Field in the Territory, including visual aids, file cards, clinical study reports, reprints, drug information updates, and any promotional support items.

1.89 “PROTECT Top-Line Data” is defined in Section 2.4 (Extension of ROFN Period by Sanofi Election).

1.90 “Provention” is defined in the introductory paragraph.

1.91 “Provention Field Force” means the Provention Sales Representatives, the Provention Sales Management Team and any Provention Product Personnel conducting Medical Affairs Activities in accordance with the Co-Promotion and Medical Affairs Plan. For clarity, any member of the Provention Field Force may be either an employee of Provention or a subcontractor enlisted by Provention to perform Provention’s obligations under this Agreement.

1.92 “Provention Indemnitee” is defined in Section 12.1.2 (Indemnification by Sanofi).

1.93 “Provention Trademarks” mean the trademarks and trade names set forth on Schedule 1.93 (Provention Trademarks).

1.94 “Public Official or Entity” means (a) any officer, employee (including physician, hospital administrator, or other healthcare professional), agent, representative, department, agency, de facto official, representative, corporate entity, instrumentality or subdivision of any government, military or public international organization, including any ministry or department of health or any state-owned or affiliated company or hospital, (b) any candidate for political office, any political party or any official of any political party, or (c) any other person acting in an official capacity for or on behalf of any of the foregoing.

1.95 “Receiving Party” is defined in Section 9.1 (Nondisclosure).

1.96 “Regulatory Approval” means, any and all approvals, licenses, registrations or authorizations necessary to commercially distribute, sell or market the Product in the Territory, including, where applicable, (a) any prerequisite manufacturing approval or authorization required by a Regulatory Authority, and (b) labeling approval (including approvals for any expansion or modification of the label).

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1.97 “Regulatory Authority” means any national or supranational Governmental Authority, including the U.S. Food and Drug Administration (and any successor entity thereto) (the “FDA”) in the U.S. or any health regulatory authority in any country or region that is a counterpart to the foregoing agencies, in each case, that holds responsibility for development and commercialization of, and the granting of Regulatory Approval for, a pharmaceutical or biological product in such country or region.

1.98 “Regulatory Materials” means the regulatory registrations, applications, authorizations and approvals, Regulatory Approvals and other submissions made to or with any Regulatory Authority, including drug master files, for research, development (including the conduct of Clinical Trials), manufacture or Commercialization of a pharmaceutical or biological product in a regulatory jurisdiction, together with all related correspondence to or from any Regulatory Authority and all documents referenced in the complete regulatory chronology for each BLA, IND and foreign equivalents of any of the foregoing.

1.99 “ROFN” is defined in Section 2.1 (ROFN).

1.100 “ROFN Exercise Notice” is defined in Section 2.2 (Exercise Notice).

1.101 “ROFN Field” means [***].

1.102 “ROFN Payment” is defined in Section 8.1 (ROFN Payment).

1.103 “ROFN Period” is defined in Section 2.1 (ROFN).

1.104 “ROFN Tail Period” is defined in Section 2.6 (Expiration of ROFN Period).

1.105 “ROFN Tail Offer Period” is defined in Section 2.6 (Expiration of ROFN Period).

1.106 “Sales Management Team” means one (1) or more members of Provention or Sanofi management, each of whom shall be primarily responsible for supervising the respective Provention Sales Representatives or Sanofi Sales Representatives, as applicable.

1.107 “Sales Representative” means any sales representative employed by Provention or Sanofi who is responsible for Detailing the Product in the Territory in accordance with the Co-Promotion and Medical Affairs Plan.

1.108 “Sanofi” is defined in the introductory paragraph.

1.109 “Sanofi Allowable Expense Cap” is defined in Section 5.3.2 (Expenses).

1.110 “Sanofi Allowable Expenses” means, without duplication of the Sanofi Field Force FTE Expenses, the [***] that are (a) (i) [***] and (ii) specifically identifiable to HCP meals conducted pursuant to this Agreement, including the Co-Promotion and Medical Affairs Plan or (b) to the extent agreed upon by the Parties in advance (and in writing), [***].

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1.111 “Sanofi Expense Cap” is defined in Section 5.3.2 (Expenses).

1.112 “Sanofi Field Force” means the Sanofi Sales Representatives, the Sanofi Sales Management Team and any other Sanofi Product Personnel (including the types of personnel referenced on Schedule 1.113) conducting Co-Promotion Activities or Medical Affairs Activities in accordance with the Co-Promotion and Medical Affairs Plan

1.113 “Sanofi Field Force FTE Expenses” means the FTE Costs recorded as an expense in accordance with applicable Accounting Standards, in each case, that are incurred by Sanofi with respect to the applicable member of the Sanofi Field Force in the conduct of the applicable Co-Promotion Activities or Medical Affairs Activities, in each case (a) substantially consistent with Schedule 1.113 and (b) to the extent such are incurred in accordance with this Agreement and the Co-Promotion and Medical Affairs Plan.

1.114 “Sanofi Field Force FTE Expenses Cap” is defined in Section 5.3.2 (Expenses).

1.115 “Sanofi Indemnitee” is defined in Section 12.1.1 (Indemnification by Provention).

1.116 “Securities Regulator” is defined in Section 9.3.1(a) (Disclosure).

1.117 “Serious Adverse Event” means an adverse drug experience or circumstance that results in any of the following outcomes (a) death, (b) life threatening condition, (c) inpatient hospitalization or a prolongation of existing hospitalization, (d) persistent or significant disability or incapacity or substantial disruption of the ability to conduct normal life functions, (e) a congenital anomaly/birth defect, (f) significant intervention required to prevent permanent impairment or damage, or (g) a medical event that may not result in death, be life threatening, or require hospitalization but, based on appropriate medical judgment, that may jeopardize the patient or subject and may require medical or surgical intervention to prevent one of the outcomes described in clauses (a) through (f).

1.118 “Sunshine Act” means the Physician Payment Sunshine Act, as amended from time to time (42 U.S.C. § 1320a-7h), together with any rules and regulations promulgated thereunder.

1.119 “Taxes” is defined in Section 8.4.5(a) (Taxes; Withholding—Generally).

1.120 “Term” is defined in Section 13.1 (Term; Expiration).

1.121 “Terminating Party” is defined in Section 13.7 (Effects of Termination for a Party’s Material Breach or Insolvency).

1.122 “Territory” means the United States.

1.123 “Third Party” means any Person other than Provention or Sanofi that is not an Affiliate of Provention or of Sanofi.

1.124 “Third Party Claim” means any and all suits, claims, actions, proceedings or demands brought by a Third Party.

1.125 “Third Party Transaction” is defined in Section 2.1 (ROFN).

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1.126 “Top-Line Data” means, with respect to a Clinical Trial, a summary of demographic data, the data for the primary endpoint(s), the data for key secondary endpoint(s), if such secondary endpoint(s) are applicable, and a summary of safety data, in each case which are based on an unblinded, locked database and wherein all data are collected in a 21 CFR 11 validated database with a complete audit trail.

1.127 “Total Sanofi Field Force FTE Expenses” is defined in Section 8.2 (Payment for Sanofi Field Force).

1.128 “United States” or “U.S.” means the United States of America and all of its territories and possessions.

1.129 “Working Group” is defined in Section 4.5 (Working Groups).

ARTICLE 2
RIGHT OF FIRST NEGOTIATION

2.1 ROFN. During the Term and subject to the other terms of this ARTICLE 2 (Right of First Negotiation), in consideration for the ROFN Payment, beginning on the Effective Date and until June 30, 2023 (the “Initial ROFN Period”, and together with any extension to the Initial ROFN Period pursuant to Section 2.4 (Extension of ROFN Period by Sanofi Election) or 2.5 (Extension of ROFN Period by Default), if any, the “ROFN Period”), Sanofi or its Affiliates shall have an exclusive, one-time right of first negotiation to obtain exclusive rights to research, develop and Commercialize the Product in the ROFN Field throughout the world and to manufacture the Product in support thereof (collectively, the “ROFN”). During the ROFN Period, except as permitted under Section 2.7 (Exceptions; Consent to Related Transactions), Provention shall not:

2.1.1 engage in any discussions with any Third Party concerning any transaction pursuant to which Provention would grant rights to a Third Party to research, develop or Commercialize the Product in the ROFN Field anywhere in the world or to manufacture in support thereof; or

2.1.2 enter into any agreement or consummate any transaction pursuant to which Provention would grant rights to a Third Party to research, develop, manufacture or Commercialize the Product in the ROFN Field anywhere in the world (each of the transactions described in Section 2.1.1 and Section 2.1.2, a “Third Party Transaction”).

2.2 Exercise Notice. During the ROFN Period, Sanofi shall have the right, at its sole discretion, to exercise the ROFN with respect to the Product in the ROFN Field throughout the world by giving Provention written notice of such exercise (the “ROFN Exercise Notice”). If Sanofi does not provide a ROFN Exercise Notice prior to the expiration of the ROFN Period or earlier termination of this Agreement, Provention shall have no further obligation to Sanofi concerning the Product.

2.3 Negotiation Period. If Sanofi provides a ROFN Exercise Notice in accordance with Section 2.2 (Exercise Notice), then [***].

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2.4 Extension of ROFN Period by Sanofi Election. At any time [***], Sanofi may elect to extend the Initial ROFN Period by written notice to Provention, until the [***]. Within [***] Business Days after such election, Sanofi shall pay to Provention a one-time, non-refundable, non-creditable extension fee of [***].

2.5 Extension of ROFN Period by Default. Notwithstanding any other provision of this ARTICLE 2 (Right of First Negotiation), [***], the Initial ROFN Period shall, without any action required by either Party and without any cost to Sanofi, automatically [***]. For clarity, the [***] extension fee contemplated in Section 2.4 (Extension of ROFN Period by Sanofi Election) shall not apply in the circumstances contemplated by this Section 2.5 (Extension of ROFN Period by Default).

2.6 Expiration of ROFN Period. Without limiting Section 2.7 (Exceptions; Consent to Related Transactions), if, at the end of the ROFN Period, [***]; provided that until [***].

2.7 Exceptions; Consent to Related Transactions. Notwithstanding any other provision of this ARTICLE 2 (Right of First Negotiation), during the ROFN Period and thereafter, [***]:

2.7.1 [***];

2.7.2 [***];

2.7.3 [***];

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2.7.4 [***]; and

2.7.5 [***];

provided that, during the ROFN Period, prior to [***] described in Section 2.7.3 or 2.7.4, [***].

2.8 No Product Rights; Reserved Rights. The ROFN is a [***]. Nothing in this ARTICLE 2 (Right of First Negotiation) will or is intended to prevent, restrict or otherwise limit [***].

ARTICLE 3
COMMERCIALIZATION

3.1 Appointment. Subject to the terms of this Agreement, as of the Co-Promotion Start Date, Provention hereby appoints Sanofi, on a co-exclusive basis, and Sanofi accepts such appointment, to Co-Promote, together with Provention and its Affiliates, the Product for use in the Field in the Territory during the Term. The appointment of Sanofi does not constitute a grant of any right, license, and/or interest in or to the Product or the Product IP except to the extent necessary to perform its obligations under this Agreement, including any obligations under the Co-Promotion and Medical Affairs Plan.

3.2 Reservation of Rights. Sanofi acknowledges that, notwithstanding any other provision of this Agreement, all rights of Provention and its Affiliates not specifically granted herein to Sanofi are expressly reserved to Provention, including the following:

3.2.1 Provention will, at its sole cost and expense, have the sole right to [***].

3.2.2 Provention, shall, in its sole discretion determine the [***] for the Product, including the [***]; provided that such [***] shall comply with Applicable Law, including, without limitation, with respect to the [***].

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ARTICLE 4
JOINT GOVERNANCE

4.1 Alliance Manager. Within ten (10) Business Days following the Effective Date, each Party will appoint one or more individual(s) to act as the alliance manager for such Party (each, an “Alliance Manager”). Each Alliance Manager (or at the Alliance Manager’s sole discretion, his or her designee) will thereafter attend meetings of the JSC and any Working Group as a nonvoting observer. The Alliance Managers will be the primary point of contact for the Parties regarding the activities under this Agreement and will help facilitate all such activities hereunder. Each Party may replace its Alliance Manager(s) at any time upon written notice to the other Party.

4.2 JSC Structure and Procedures.

4.2.1 Within seven (7) days after the Effective Date, the Parties shall establish a joint steering committee (the “Joint Steering Committee” or the “JSC”), which shall be comprised of at least two (2) representatives from each Party, each with appropriate experience and authority with respect to the Co-Promotion Activities or the Medical Affairs Activities. Each Party may, from time to time, substitute its JSC representatives on written notice to the other Party. In addition, the JSC may from time to time include additional non-voting, ad-hoc representatives from either Party on specific subjects (including legal, marketing, sales, pricing, finance, medical and market access); provided, however, that such representatives shall not vote and shall be bound by obligations of confidentiality and non-disclosure at least as restrictive as those set forth in ARTICLE 9 (Confidentiality). The JSC shall be co-chaired by a Sanofi representative and a Provention representative.

4.2.2 The JSC shall meet periodically (either in person, with locations to alternate between the Parties, or by video teleconference) as agreed by the Parties, but in no event less than one (1) time per month unless otherwise agreed upon by the Parties.

4.2.3 Each co-chairperson of the JSC shall have the right to call a JSC meeting on no less than five (5) Business Days’ or as otherwise agreed by the Parties. Each Party may make proposals for agenda items. The Parties will use commercially reasonable efforts to ensure that any information (e.g., presentation, data) to be presented at a JSC meeting shall be made available between the Parties no less than two (2) Business Days in advance of the meeting to allow for proper preparation. One (1) of the (co-) chairpersons, as agreed between the Parties on a case-by-case basis, shall prepare and circulate for review and approval of the Parties minutes of each meeting within ten (10) Business Days after the JSC meeting. The Parties shall agree on the minutes of each meeting promptly, but in no event later than seven (7) days before the next meeting of the JSC.

4.2.4 Each Party shall bear all expenses it incurs for participating in any JSC meeting, including all travel expenses and such costs will not be reimbursed or shared under this Agreement. At least one (1) representative from each Party must be present at any meeting of the JSC to represent a quorum for voting purposes and each Party shall have one (1) vote on each matter. Subject to Section 4.4 (JSC Dispute Resolution), the JSC shall make all determinations by unanimous agreement.

4.3 JSC Responsibilities. Subject to the terms of this Agreement, the JSC shall:

4.3.1 [***];

4.3.2 [***];

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4.3.3 [***];

4.3.4 [***];

4.3.5 [***];

4.3.6 [***];

4.3.7 [***];

4.3.8 [***];

4.3.9 [***];

4.3.10 establish and oversee any additional Working Groups, if applicable, in accordance with Section 4.5 (Working Groups); and

4.3.11 such other responsibilities as may be assigned to the JSC pursuant to this Agreement or as may be mutually agreed upon by the Parties in writing from time to time.

4.4 JSC Dispute Resolution. In the event that the JSC is, after a period of five (5) Business Days from the date first presented to the JSC in writing (or, if earlier, immediately following the identification by both Parties acting reasonably that a deadlock will not be resolved), unable to make a decision with respect to any matter before it for decision due to a lack of required unanimity, either Party may submit the matter being considered to the Executive Officers for a joint decision, specifying the nature of the dispute with sufficient specificity to permit adequate consideration by such Executive Officers. The Executive Officers shall diligently and in good faith, attempt to resolve the referred dispute expeditiously and, in any event, within ten (10) Business Days of receiving such written notification. In the event the Executive Officers are unable to reach a resolution of any referred dispute after good faith negotiations, the Executive Officer of [***] shall make the final decision in respect of such dispute; provided that (a) [***] may not make any decision that would result in (i) [***] (A) [***] (b) [***], or (B) [***], then, in either case ((A) or (B)), [***], (ii) [***] (iii) [***], and (b) [***]. In the event [***] elects not to comply with a decision made by [***] pursuant to the foregoing, [***] may, subject to discussion by the JSC, [***]. Without limiting the foregoing, the JSC does not have the power to (a) interpret, amend, modify or waive compliance with this Agreement, or (b) modify the rights and obligations of either Party and its Affiliates under this Agreement. For the avoidance of doubt, any disputes referred to the Executive Officers for resolution pursuant to this Section 4.4 (JSC Dispute Resolution) (other than disputes related to compliance with this Agreement or the validity, breach, termination or interpretation of this Agreement) shall not be subject to any dispute resolution mechanism or procedure other than pursuant to this Section 4.4 (JSC Dispute Resolution).

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4.5 Working Groups. From time to time, the JSC may establish and delegate duties to other committees, sub-committees, or directed teams (each, a “Working Group”) on an “as needed” basis to oversee particular projects or activities falling under the responsibility of the JSC, including the Joint Review Committee, Executive Joint Review Committee, and the Medical Materials Review Committee. Each such Working Group shall be constituted and shall operate as the JSC determines; provided that each Working Group shall have equal representation from each Party except as otherwise mutually agreed by the Parties. Working Groups may be established on an ad hoc basis as the JSC shall determine. Each Working Group and its activities shall be subject to the oversight, review and approval of, and shall report to, the JSC.

ARTICLE 5
CO-PROMOTION ACTIVITIES AND MEDICAL AFFAIRS ACTIVITIES

5.1 Generally. Subject to the other terms and conditions of this Agreement, during the Term, each Party shall use Commercially Reasonable Efforts to perform the Co-Promotion Activities and the Medical Affairs Activities for which it has responsibility under the Co-Promotion and Medical Affairs Plan, respectively; provided that, for clarity, the Co-Promotion and Medical Affairs Plan will reflect [***].

5.2 Co-Promotion and Medical Affairs Plan.

5.2.1 The Co-Promotion and Medical Affairs Plan shall govern the Co-Promotion Activities and Medical Affairs Activities of the Parties under this Agreement but, for clarity, does not necessarily set forth all activities that Provention will or may conduct to Commercialize the Product in the Field in the Territory. Provention agrees to keep the JSC reasonably informed of such activities planned or performed by or on behalf of Provention that are not set forth in the Co-Promotion and Medical Affairs Plan. The initial Co-Promotion and Medical Affairs Plan is attached as Exhibit B (Co-Promotion and Medical Affairs Plan) and is a high-level strategic plan that, at a minimum, sets forth proposed activities with respect to the Commercialization of the Product in the Field in the Territory for [***]. Promptly after the Effective Date, the Parties will collaborate to jointly review and complete the initial Co-Promotion and Medical Affairs Plan covering the Parties’ respective activities from the Effective Date until [***] and further develop the Co-Promotion and Medical Affairs Plan with respect to the Parties’ respective activities for the [***]. An initial update to the Co-Promotion and Medical Affairs Plan shall be submitted to the JSC before [***]. A Party may prepare and submit to the JSC for its consideration proposed amendment(s) to the Co-Promotion and Medical Affairs Plan; provided that, proposed amendments to the Co-Promotion and Medical Affairs Plan submitted by Provention that do not modify the activities assigned to Sanofi under the Co-Promotion and Medical Affairs Plan shall be for notice purposes only. Such amendment(s) may take into account, in each case, among other considerations, [***]. The JSC will review such proposed amendment(s), and will, subject to Section 4.4 (JSC Dispute Resolution), determine whether to approve any amendment(s).

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5.2.2 Subject to the oversight by the JSC and the dispute resolution procedures set forth in Section 14.6.2 (Dispute Escalation), as between the Parties, leadership of Co-Promotion Activities and Medical Affairs Activities in the Territory shall be set forth in the Co-Promotion and Medical Affairs Plan. For clarity, “leadership” shall mean holding primary accountability and responsibility, in coordination with and involving participation of the assigned FTEs of both Parties, for the development and execution of activities and tactics in accordance with the Co-Promotion and Medical Affairs Plan, including, without limitation, involving the relevant stakeholders of both Parties in the development of such activities and tactics, [***].

5.3 Expenses.

5.3.1 Subject to the terms and conditions of this Agreement, including this Section 5.3 (Expenses) and ARTICLE 8 (Financial Terms), Provention hereby commits to fund the following costs and expenses during the Term: (a) the Sanofi Field Force FTE Expenses and (b) the Sanofi Allowable Expenses, with respect to (a) and (b) combined, up to an aggregate funding obligation of [***].

5.3.2 Sanofi will, subject to the terms and conditions of this Agreement, including this Section 5.3 (Expenses) and ARTICLE 8 (Financial Terms), incur the Sanofi Field Force FTE Expenses and Sanofi Allowable Expenses as an initial matter under this Agreement. In no event shall Sanofi be obligated to incur (a) Sanofi Field Force FTE Expenses in excess of [***] (“Sanofi Field Force FTE Expense Cap”) or (b) Sanofi Allowable Expenses in excess of [***] (the “Sanofi Allowable Expense Cap”, the sum of the Sanofi Field Force FTE Expense Cap and Sanofi Allowable Expense Cap, the “Sanofi Expense Cap”).

5.4 Personnel.

5.4.1 The number and functions of Product Personnel required for each Party to perform the Co-Promotion Activities and Medical Affairs Activities shall be set forth in the Co-Promotion and Medical Affairs Plan, respectively. The Parties shall, at all times during the Term, use Commercially Reasonable Efforts to maintain the number and functions of Product Personnel set forth in the Co-Promotion and Medical Affairs Plan; provided, that, for clarity, neither Party shall be in breach of such obligation solely by virtue of normal and customary turnover among its Product Personnel. Such numbers and functions shall be reviewed and revised by the Parties in accordance with Section 5.2 (Co-Promotion and Medical Affairs Plan).

5.4.2 Each Party shall be responsible for (a) supervising members of its respective Product Personnel, (b) requiring its respective Product Personnel not to identify, either expressly or through implication, themselves as an employee or agent of the other Party, and (c) defining independently from the other Party processes for determining incentive compensation targeting and payout; provided that with respect to Sanofi Product Personnel, (i) the incentive compensation scheme design for such Product Personnel will be described in the Co-Promotion and Medical Affairs Plan, and (ii) an aggregate analysis of such incentive compensation scheme may be requested by the JSC for each Calendar Quarter.

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5.4.3 Sanofi’s Product Personnel shall not be, and shall not be considered or deemed to be, employees of Provention for any purpose. Provention Product Personnel shall not be, and shall not be considered or deemed to be, employees of Sanofi for any purpose. Neither Party shall have any responsibility for the hiring, termination, compensation, benefits or other conditions of employment or engagement of the Product Personnel of the other Party. Neither Party’s Product Personnel are eligible to participate in any benefits programs offered by the other Party to its employees, or in any pension plans, profit sharing plans, insurance plans or any other employee benefits plans offered from time to time by the other Party to its employees. Each Party acknowledges and agrees that the other Party does not, and shall not, maintain or procure any workers’ compensation or unemployment compensation insurance for or on behalf of such Party’s Product Personnel. Each Party acknowledges and agrees that it shall be solely responsible for paying all salaries, wages, benefits and other compensation which such Party’s Product Personnel may be entitled to receive in connection with the performance of the activities contemplated by this Agreement.

5.5 Promotional Materials Review and Approval Process.

5.5.1 The Joint Review Committee shall meet periodically (either in person, with locations to alternate between the Parties, or by video teleconference), unless otherwise agreed by the Parties, at least one (1) time per week. Except as otherwise agreed upon by the Parties in writing, Provention will have the sole right and responsibility for creating and submitting Promotional Materials for review by the Joint Review Committee. Any in-person meeting of the Joint Review Committee will also allow for virtual attendance.

5.5.2 All Promotional Materials shall be (a) loaded into a software platform to be designated by Provention (the “Platform”) for review and approval by the Joint Review Committee, and (b) subject to the review of the Joint Review Committee to ensure compliance with Applicable Law and to assess the accuracy of medical and scientific information contained therein. Sanofi Joint Review Committee members will be given access to the Platform for the sole purpose of reviewing the Promotional Materials.

5.5.3 The Joint Review Committee Co-Chairs and Joint Review Committee Co-Gatekeepers will discuss the Promotional Materials to be reviewed during a Joint Review Committee meeting and shall send such Promotional Materials to Joint Review Committee members reasonably in advance of such Joint Review Committee meeting. Joint Review Committee members shall complete the review of such Promotional Materials prior to the Joint Review Committee meeting, unless (a) such Promotional Materials were not submitted in due time in accordance with the foregoing, or (b) the Joint Review Committee members determine in good faith and in their reasonable judgment that such Promotional Materials can be effectively reviewed during the Joint Review Committee meeting.

5.5.4 The Joint Review Committee will evaluate all Promotional Materials to be used by the Parties under this Agreement. If the Joint Review Committee is unable to reach unanimous agreement (with each Party having one (1) vote) on any matter under its responsibility within five (5) Business Days, such matter shall be referred by any Joint Review Committee Co-Chair to the Executive Joint Review Committee for final resolution through decision by the Executive Joint Review Committee, with each Party having one (1) vote, and implementation by the Joint Review Committee. The Executive Joint Review Committee shall meet promptly after being notified of such matter by a Joint Review Committee Co-Chair and shall review the relevant Promotional Materials as submitted by a Joint Review Committee Co-Chair. In the event the Executive Joint Review Committee cannot reach a unanimous decision regarding the approval of such Promotional Materials within ten (10) Business Days, then [***] shall have final decision-making authority over the approval of Promotional Materials and any other decision within the Joint Review Committee’s purview.

5.5.5 In no event shall a Party use any Promotional Material for a Product in the Territory until such has been approved under Section 5.5.4 (Promotional Materials Review and Approval Process).

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5.5.6 If [***] exercises its final decision-making authority as set forth under Section 5.5.4 (Promotional Materials Review and Approval Process), [***] may choose to not use any particular piece of Promotional Material (the “Excluded Promotional Material”) if [***] has a reasonable, good faith basis to believe that using such Excluded Promotional Material would require [***] to violate Applicable Law, its CIA, or [***] applicable policies and procedures generally applied to its commercialized products after discussion of the same and good faith efforts to reach a resolution at the Executive Joint Review Committee. [***] logo shall not appear on any Excluded Promotional Material that is used by [***]. In the event [***] elects not to use any Excluded Promotional Material, [***] may modify [***] activities under the Co-Promotion and Medical Affairs Plan as needed to reflect [***] decision not to use the Excluded Promotional Material.

5.5.7 If changes to any of the Promotional Materials are required by Joint Review Committee decision, Provention will incorporate changes into revised drafts of such Promotional Materials. Such revised drafts shall then be re-submitted for review and approval by the Joint Review Committee.

5.5.8 Each Party shall be responsible for distributing Promotional Materials to, and ensuring only the use of Promotional Materials approved in accordance with this Section 5.5 (Promotional Materials Review and Approval Process) by, its respective Product Personnel in the Co-Promotion of Products in the Field in the Territory.

5.6 Medical Materials Review and Approval Process.

5.6.1 The Medical Materials Review Committee shall meet periodically (either in person, with locations to alternate between the Parties, or by video teleconference), unless otherwise agreed by the Parties, at least one (1) time per week. Provention will be solely responsible for creating and submitting Medical Materials for review by the Medical Materials Review Committee. Any in-person meeting of the Medical Materials Review Committee will also allow for virtual attendance.

5.6.2 All Medical Materials shall be (a) loaded into the Platform for review and approval by the Medical Materials Review Committee, and (b) subject to the review of the Medical Materials Review Committee to ensure compliance with Applicable Law and to assess the accuracy of medical and scientific information contained therein. Sanofi Medical Materials Review Committee members will be given access to the Platform for the sole purpose of reviewing the Medical Materials.

5.6.3 The Medical Materials Review Committee Co-Chairs and Medical Materials Review Committee Co-Gatekeepers will discuss the Medical Materials to be reviewed during a Medical Materials Review Committee meeting and shall send such Medical Materials to Medical Materials Review Committee members reasonably in advance of such Medical Materials Review Committee meeting. Medical Materials Review Committee members shall complete the review of such Medical Materials prior to the Medical Materials Review Committee meeting, unless (a) such Medical Materials were not submitted in due time in accordance with the foregoing, or (b) the Medical Materials Review Committee members determine in good faith and in their reasonable judgment that such Medical Materials can be effectively reviewed during the Medical Materials Review Committee meeting.

5.6.4 The Medical Materials Review Committee will evaluate all Medical Materials to be used by the Parties under this Agreement. If the Joint Review Committee is unable to reach unanimous agreement (with each Party having one (1) vote) on any matter under its responsibility within five (5) Business Days, such matter shall be referred to the Executive Joint Review Committee for final resolution through decision by the Executive Joint Review Committee and implementation by the Medical Materials Review Committee. The Executive Joint Review Committee shall meet promptly after being notified of such matter and shall review the relevant Medical Materials as submitted. In the event the Executive Joint Review Committee cannot reach a unanimous decision regarding the approval of such Medical Materials within ten (10) Business Days, then [***] shall have final decision-making authority over the approval of Medical Materials and any other decision within the Medical Materials Review Committee’s purview.

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5.6.5 In no event shall a Party use any Medical Material for a Product in the Territory until such has been approved under this Section 5.6.4 (Medical Materials Review and Approval Process).

5.6.6 If [***] exercises its final decision-making authority as set forth under Section 5.6.4 (Medical Materials Review and Approval Process), [***] may choose to not use any particular piece of Medical Material (the “Excluded Medical Material”) if [***] has a reasonable, good faith basis to believe that using such Excluded Medical Material would require [***] to violate Applicable Law, its [***], or [***] applicable policies and procedures generally after discussion of the same and good faith efforts to reach a resolution at the Executive Joint Review Committee. [***] logo shall not appear on any Excluded Medical Material that is used by [***]. In the event [***] elects not to use any Excluded Medical Material, [***] may modify [***] activities under the Co-Promotion and Medical Affairs Plan to reflect [***] decision not to use the Excluded Medical Material.

5.6.7 If changes to any of the Medical Materials are required by the Medical Materials Review Committee decision, [***] will incorporate changes into revised drafts of such Medical Materials. Such revised drafts shall then be re-submitted for review and approval by the Medical Materials Review Committee.

5.6.8 Each Party shall be responsible for distributing Medical Materials to, and ensuring only the use of Medical Materials approved in accordance with this Section 5.6 (Medical Materials Review and Approval Process) by, its respective Product Personnel.

5.7 Training.

5.7.1 The Parties shall use Commercially Reasonable Efforts to organize, coordinate and carry out jointly the initial training of Field Forces to enable Product Personnel to perform the obligations of the Parties under this Agreement and the Co-Promotion and Medical Affairs Plan, including enabling the Field Forces to Detail the Product in the Territory after the Co-Promotion Start Date and during the Term (the “Initial Sales Training”).

5.7.2 After the Initial Sales Training, each Party shall use Commercially Reasonable Efforts to periodically organize, coordinate and carry out additional trainings with respect to the Product (a) for their respective newly hired Product Personnel, and, if applicable, such Party’s members of the Sales Management Team after the Co-Promotion Start Date and during the Term, and (b) periodically as determined by the JSC.

5.7.3 Any materials used in connection with any training contemplated by this Agreement or the Co-Promotion and Medical Affairs Plan, including the Initial Sales Training, shall be approved by the Joint Review Committee and the Medical Materials Review Committee, as applicable, inclusive of any feedback from the Executive Joint Review Committee and any final Provention decisions as provided hereunder.

5.7.4 Each Sales Representative shall obtain a certification upon completion of an agreed upon criteria to prove proficiency that is required in order to Detail the Product; provided that any Sales Representative failing to meet such criteria may attempt to meet such criteria any number of times. Such certifications shall be issued to each Party’s Sales Representatives. Neither Party shall have the obligation to disclose to the other Party the scores or copies of any such certification for its Sales Representatives but shall certify to the other Party upon request that all of its Sales Representatives engaged in activities under this Agreement have obtained such certification.

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5.7.5 The Parties shall use Commercially Reasonable Efforts to organize, coordinate and carry out trainings for other members of such Parties’ Product Personnel. Such trainings shall be directed to such Product Personnel and shall be conducted at such intervals, using such training materials and otherwise in such form as the JSC may deem necessary or advisable. Each Product Personnel of a Party that conducts Medical Affairs Activities under this Agreement shall obtain a certification upon completion of an agreed upon criteria to prove proficiency that is required in order to conduct such activities; provided that any Product Personnel failing to meet such criteria may attempt to meet such criteria any number of times. Such certifications shall be issued to each Party’s Product Personnel conducting Medical Affairs Activities. Neither Party shall have the obligation to disclose to the other Party the scores or copies of any such certification for its Product Personnel but shall certify to the other Party upon request that all of its Product Personnel engaged in Medical Affairs Activities under this Agreement have obtained such certification.

5.7.6 Except to the extent such are Sanofi Allowable Expenses, each Party shall be responsible for all costs and expenses incurred by or on behalf of such Party with respect to any (a) training materials, and (b) any travel, hotel accommodation, meeting facilities and meals, in each case ((a) and (b)), provided as part of any training contemplated by this Agreement.

5.8 Promotional Claims. Each Party agrees to limit the claims of efficacy and safety for the Product made by the Parties’ respective Sales Representatives and Sales Management Team to those that are consistent with those approved by the Joint Review Committee and Applicable Law. Neither Party shall make any changes to the final Promotional Materials as approved in accordance with Section 5.5 (Promotional Materials Review and Approval Process). Rejected materials that have subsequently been changed to address identified issues may be resubmitted for review the Joint Review Committee.

5.9 Communications with Product Personnel. Each Party shall have full responsibility for the dissemination of information regarding the Product to its respective Product Personnel performing Co-Promotion Activities or Medical Affairs Activities hereunder based on the training programs contemplated under this Agreement and the materials approved by the Joint Review Committee and the Medical Materials Review Committee. All written communications from either Party to its Sales Management Team and Sales Representatives concerning the Detailing of the Product shall comply with the applicable Party’s compliance policies on communication with HCPs.

5.10 Promotion and Medical Affairs Reports. Provention and Sanofi shall each provide to the other Party and the JSC periodic written reports (each, a “Promotion and Medical Affairs Report”) summarizing in reasonable detail the material Co-Promotion Activities and/or Medical Affairs Activities undertaken by such Party in connection with the Co-Promotion and Medical Affairs Plan. The JSC shall determine the timing, content and form for such Promotion and Medical Affairs Report and, as soon as a form of the Promotion and Medical Affairs Report is developed by the JSC, such form shall be attached to this Agreement as Exhibit A (Form of Promotion and Medical Affairs Report) upon adoption by the JSC; provided, that such Promotion and Medical Affairs Reports shall include, among other things, each Party’s respective call file.

5.11 Sunshine Act and State Reporting Requirements. Each of Provention and Sanofi shall record, and report to applicable Governmental Authorities, all such spend and information applicable to its own activities and employees, so that each Party complies with all Applicable Law, including the Sunshine Act and other applicable state reporting requirements. Each Party shall provide its Product Personnel training as it relates to compliance with the Sunshine Act and other applicable state reporting requirements.

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5.12 Subcontracting; Distributors. (a) Provention shall have the right to subcontract any of its Co-Promotion Activities or Medical Affairs Activities to a Third Party (including by appointing one or more Field Forces, medical science liaisons or other service providers); and (b) Sanofi shall have the right, [***], to subcontract certain services that are ancillary to its Co-Promotion Activities or Medical Affairs Activities identified in the Co-Promotion and Medical Affairs Plan, including any [***], but for the avoidance of doubt, [***]; provided that, in each case ((a) and (b)), each such Party shall ensure that such Third Party is bound by a written agreement that is consistent with this Agreement; provided, further that, in each case ((a) and (b)), such Party shall be responsible for the acts and omissions of such Third Party subcontractor in the conduct of such subcontracted activities.

ARTICLE 6
SUPPLY AND SALES OF THE PRODUCT

6.1 Manufacturing; Supply; Contracting; Distribution. As between the Parties, Provention shall have the sole right to conduct all contracting activities with customers and all activities relating to the manufacture, supply and distribution of the Product, including order processing, inventory warehousing, accepting of orders, invoicing customers, delivery to customers, invoicing and collection of receivables. If Sanofi receives any orders from a customer, Sanofi shall promptly advise such customers that Sanofi is not authorized to accept orders for the Product and it shall use its Commercially Reasonable Efforts to provide such customers with adequate information to complete customers’ order directly with Provention, its Affiliates or agents or through an ordering system designated by Provention, its Affiliates or agents, as may be updated from time to time.

6.2 Pricing; Sale.

6.2.1 As between the Parties, Provention shall, at its sole cost and expense, have exclusive right and authority to invoice and book one hundred percent (100%) of sales of the Product in the Territory, establish all terms of sale (including pricing, credit terms, cash discounts and returns and allowances) and warehouse and distribute the Product in the Territory and perform or cause to be performed all related services. All such terms of sale shall comply with Applicable Law. As between the Parties, Provention shall process, administer, and pay any and all rebates, chargebacks and discounts for the Products.

6.2.2 As between the Parties, Provention shall, at sole cost and expense, handle all returns, recalls or withdrawals, order processing, invoicing, collection, distribution, and inventory management with respect to the Product in the Territory.

6.3 Provention Trademarks. The Product shall be Detailed by the Parties in the Territory under the Provention Trademarks. Subject to the terms and conditions of this Agreement, Provention hereby grants to Sanofi a non-exclusive, royalty-free, sublicensable, non-transferrable and revocable right to use the Provention Trademarks in the Territory to the extent necessary for Sanofi to perform its obligations under this Agreement. Sanofi shall use the Provention Trademarks (a) with the trademark designations set forth on Schedule 1.93 (Provention Trademarks), (b) in a manner consistent with Provention’s reasonable branding strategy if, and as, communicated in writing to Sanofi and (c) in a manner that will not knowingly interfere with or diminish Provention’s rights in the Provention Trademarks. Sanofi hereby acknowledges and agrees that all use of the Provention Trademarks will inure to the benefit of Provention. Sanofi shall not apply for, register, have registered or use any trademarks that are confusingly similar to the Provention Trademarks. Following expiration or termination of this Agreement, Sanofi shall refrain from all further use of the Provention Trademarks in the Territory. Provention reserves all rights not expressly granted herein to the Provention Trademarks and the JSC shall oversee the use of Provention Trademarks under this Agreement.

6.4 Ownership of Product. As between the Parties, Provention shall, at all times during the Term, retain all proprietary and property interests in and to all commercial supply of the Product until the point of sale.

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ARTICLE 7
REGULATORY COMPLIANCE AND CIA

7.1 Regulatory Matters.

7.1.1 As between the Parties, Provention shall, at its sole cost and expense, hold, and be solely responsible for the maintenance of, the Regulatory Materials for the Product. Provention shall own all right, title and interest in all Regulatory Approvals for the Product.

7.1.2 Provention will take the lead and be solely responsible in relation to all communication and correspondence with Regulatory Authorities regarding the Product, except as otherwise required by Applicable Law. If Provention, its Affiliates or its subcontractors receive any correspondence or other communication from a Regulatory Authority that would reasonably be expected to affect Sanofi’s activities under this Agreement, to the extent not prohibited by Applicable Law, Provention will provide Sanofi with access to or copies of all such material written or electronic correspondence (including meeting minutes and reports) promptly after its receipt, as may be redacted for information not relevant to Sanofi’s activities.

7.2 Adverse Events Reporting. Provention shall, at its sole cost and expense, be solely responsible for reporting adverse events relating to the Product to the applicable Governmental Authority. The Co-Promotion and Medical Affairs Plan shall set forth response guidelines for adverse event reporting, medical inquiries, physician questions and/or requests for additional information or materials (i.e., drug information, toll-free number, promotions) in, or with respect to, the Territory. Furthermore, as soon as reasonably practicable, but in no event later than forty-five (45) days after the Effective Date, the Parties shall use commercially reasonable efforts to enter into an appropriate written pharmacovigilance agreement that is mutually agreeable to both Parties, in respect of the actions that the Parties shall employ with respect to the Product to protect patients and promote their well-being. Sanofi shall provide Provention with reasonable assistance and take actions reasonably requested by Provention that are necessary to enable Provention to report adverse events in compliance with Applicable Law.

7.3 Notification of Threatened Action and Safety Events. Each Party shall immediately notify the other Party of (a) any Material Safety Event, and (b) any information it receives regarding any threatened or pending action, inspection or communication by any Regulatory Authority, which may affect the safety or efficacy claims of the Product. Provention shall have the sole authority to determine implementation of a response to such action, inspection or communication and will consult with Sanofi as reasonably practicable.

7.4 CIA. Sanofi and certain Affiliates have entered into the Corporate Integrity Agreement, dated August 17th, 2015 with the Office of Inspector General of the Department of Health and Human Services (the “CIA”) to promote compliance with Federal healthcare requirements (as further described therein). Under the CIA, Provention may be deemed a “Third Party Personnel” (as specifically defined by the CIA). As such and in accordance with the CIA, Provention shall participate in CIA specific training obligations at Sanofi’s sole expense to the extent required by the CIA and notified by Sanofi to Provention in writing. Sanofi represents and warrants that, on or prior to the Effective Date, it has: (a) notified Provention in writing that Provention may be deemed “Third Party Personnel” under the CIA (and, thereafter, will renew such notification annually for the term of the CIA), (b) provided Provention with a copy of the CIA, (c) provided Provention with a summary of Sanofi’s obligations under the CIA, (d) provided Provention with a copy of Sanofi’s Code of Ethics (https://www.codeofethics.sanofi/EN.html), and (e) provided Provention with a description of Sanofi’s Affiliates compliance program under the CIA. Provention hereby commits to make the above-mentioned Sanofi’s Code of Ethics and description of Sanofi’s compliance program under the CIA available to Provention members of the Product Personnel.

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ARTICLE 8
FINANCIAL TERMS

8.1 ROFN Payment. In consideration of the rights granted by Provention to Sanofi pursuant to Section 2.1 (ROFN), Sanofi shall pay to Provention a one-time, non-refundable, non-creditable payment of Twenty Million Dollars ($20,000,000) (the “ROFN Payment”) within ten (10) Business Days following the Effective Date. Any failure by Sanofi to timely pay the ROFN Payment shall, subject to the cure period set forth in Section 13.3.1 (Material Breach), be deemed a material breach by Sanofi under this Agreement.

8.2 Payment for Sanofi Field Force. Within [***] following the end of each calendar month during the Term, Sanofi shall invoice Provention, which shall include reasonable supporting documentation, for an amount equal to all Sanofi Field Force FTE Expenses [***] such Sanofi Field Force FTE Expenses (such amounts in the aggregate during the Term, the “Total Sanofi Field Force FTE Expenses”). Provention shall pay such invoice within [***] following [***]; provided that notwithstanding anything to the contrary in this Agreement, in no event shall Provention have any obligation to pay, and Sanofi will not invoice for, any Total Sanofi Field Force FTE Expenses in excess of an amount equal to [***].

8.3 Payment for Sanofi Allowable Expenses. Within [***] following the end of each [***], Sanofi shall invoice Provention, which shall include reasonable supporting documentation, for an amount equal to all Sanofi Allowable Expenses. Provention shall pay such invoice within [***]; provided that notwithstanding anything to the contrary in this Agreement, in no event shall Provention have any obligation to pay, [***].

8.4 Additional Payment Terms.

8.4.1 Payments. All payments hereunder will be made in Dollars by wire transfer to (a) with respect to Sanofi, a bank account designated in writing by Sanofi, and (b) with respect to Provention, the bank account set forth on Schedule 8.4.1 (Provention Bank Account).

8.4.2 Other Amounts Payable. With respect to any amounts owed under this Agreement by a Party to the other Party for which no other invoicing and payment procedure is specified in this Agreement, the Party owing such payment obligation will provide to the other Party an invoice in Dollars, together with reasonable supporting documentation, for such amounts owed and such other Party will pay any undisputed amounts within [***] after receipt of the invoice, and will pay any disputed amounts owed by such other Party within [***] of final resolution of the Dispute pursuant to Section 14.6.2 (Dispute Escalation).

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8.4.3 Invoices & Payments. Notwithstanding any term to the contrary of this Agreement, each Party shall deliver an invoice to the other Party’s Alliance Manager for all payments owed to the invoicing Party under this Agreement. Except where a different timeframe is expressly provided in another Section of this Agreement, the owing Party will make all payments owed to the invoicing Party within [***] after the date on which the owing Party receives an undisputed invoice for such owed amount. No interest shall accrue between the time an invoice is received and the time the undisputed invoiced amount is paid with respect to such invoice.

8.4.4 General Right to Reconcile Payments. [***].

8.4.5 Taxes; Withholding.

(a) Generally. Each Party will be liable for all taxes legally assessable against it arising from any payment received under this Agreement, including income, applicable sales or use, goods and services, value added and consumption or other similar fees or taxes (“Taxes”).

(b) Tax Withholding. If Applicable Law requires the deduction and withholding of Taxes, the Payor will subtract the amount thereof from the Agreement Payments and remit such withheld amount to the relevant Governmental Authority in a timely manner. For the avoidance of doubt, the Payor’s remittance of such withheld Taxes, together with payment to the Payee of the remaining Agreement Payments, will constitute the Payor’s full satisfaction of Agreement Payments under this Agreement. The Payor will promptly (as available) submit to the Payee appropriate proof of payment of the withheld Taxes as well as the official receipts within a reasonable period of time. The Parties agree to cooperate with one another and use reasonable efforts to reduce, eliminate or enable the recovery (as permitted by Applicable Law) of, such withholding of Taxes under Applicable Law, including under the benefit of any present or future treaty against double taxation. Prior to any payments being made to the Payee under this Agreement, the Payee shall provide to the Payor any tax forms that may be reasonably necessary in order for the Payor to not withhold Taxes. Notwithstanding anything to the contrary in this Agreement, including this Section 8.4.5(b) (Tax Withholding), the payment of the ROFN Payment and any payment of the extension fee set forth in Section 2.4 (Extension of ROFN Period by Sanofi Election) shall each not be subject to any deduction or withholding by Sanofi pursuant to the IRS Form W-9 attached hereto as Schedule 8.4.5 (Provention W-9).

8.5 Records; Audit Rights.

8.5.1 Records. Each Party will keep, and will cause its Affiliates and as applicable subcontractors, to keep complete, true and accurate books and records in accordance with its Accounting Standard in relation to this Agreement, including (a) with respect to Sanofi, any Sanofi Field Force FTE Expenses and Sanofi Allowable Expenses, and (b) with respect to Provention, any costs or expenses incurred by or on behalf of Provention under this Agreement during the Term, including any internal costs and expenses incurred in connection with the Commercialization of the Product in the Field and other Out-of-Pocket Costs related thereto. Each Party will keep such books and records for at least [***] following the Calendar Year to which they pertain or for such longer period of time as required under any Applicable Law.

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8.5.2 Audit Rights. Subject to the other terms of this Section 8.5.2 (Audit Rights), during the Term, at the request of a Party (the “Auditing Party”), which will not be made more frequently than [***] per Calendar Year, upon at least thirty (30) days’ prior written notice from the Auditing Party, and at the expense of the Auditing Party, the other Party (the “Audited Party”) will permit an independent, nationally-recognized certified public accountant selected by the Auditing Party and reasonably acceptable to the Audited Party (the “Auditor”) to inspect, during regular business hours of the Audited Party, the relevant records required to be maintained by the Audited Party under Section 8.5.1 (Records); provided that such audit right will not apply to records beyond [***] from the end of the Calendar Year to which they pertain and that records pertaining to a particular period may only be audited once. Prior to its inspection, the Auditor will enter into a confidentiality agreement with both Parties having obligations of confidentiality and non-use no less restrictive than those set forth in Article 9 (Confidentiality) and limiting the disclosure and use of such information by such accountant to authorized representatives of the Parties and the purposes germane to Section 8.5 (Records; Audit Right). The Auditor will report to the Auditing Party only whether the particular amount being audited was accurate and, if not, the amount of any discrepancy and a reasonable summary of the reason for such discrepancy, and the Auditor will not report any other information to the Auditing Party. The Auditing Party will treat the results of the Auditor’s review of the Audited Party’s records as Confidential Information of the Audited Party subject to the terms of Article 9 (Confidentiality). In the event such audit leads to the discovery of a discrepancy to the Auditing Party’s detriment, the Audited Party will, within [***] after receipt of such report from the Auditor and an invoice from the Auditing Party, pay any undisputed amount of the discrepancy. The Auditing Party will pay the full cost of the audit unless the underpayment of amounts due to the Auditing Party is greater than [***] of the amount due for the entire period being examined and such underpayment also exceeds [***], in which case the Audited Party will pay the reasonable out-of-pocket cost charged by the Auditor for such review. Any undisputed overpayments by the Audited Party revealed by an examination will be paid by the Auditing Party within [***] of the Auditing Party’s receipt of the applicable report and an invoice from the Audited Party. Each Party will use Commercially Reasonable Efforts to include substantially similar rights as set forth in this Section 8.5.2 (Audit Rights) in any subcontract with its subcontractors; provided, however, that such subcontract may provide that such audit be conducted by such Party, its Affiliate or an independent auditor designated by such Party instead of by an independent auditor designated by the other Party.

8.5.3 Records Final. Upon the expiration of [***] following the end of a given Calendar Year, subject and without prejudice to the determination of any review commenced prior to such [***] pursuant to Section 8.5.2 (Audit Rights), the calculation of any amounts payable by a Party to the other Party with respect to such Calendar Year will not be subject to the audit provisions of this Section 8.5 (Records; Audit Rights).

ARTICLE 9
CONFIDENTIALITY

9.1 Nondisclosure. Each Party agrees that a Party (the “Receiving Party”) which receives the Confidential Information of the other Party (the “Disclosing Party”) pursuant to this Agreement will: (a) maintain in confidence such Confidential Information using not less than the care and efforts that such Receiving Party uses to maintain in confidence its own proprietary information of similar kind and value, but in no event less than a reasonable degree of care and efforts; (b) not publish, or allow to be published, and not otherwise disclose, or permit the disclosure of, such Confidential Information to any Third Party without first obtaining the prior written consent of the Disclosing Party, except for disclosures expressly permitted pursuant to this ARTICLE 9 (Confidentiality); and (c) not use, or permit to be used, such Confidential Information for any purpose except those expressly permitted under this Agreement. The obligations of confidentiality, non-disclosure and non-use under this Section 9.1 (Nondisclosure) will be in full force and effect from the Effective Date until [***] following the Term.

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9.2 Exceptions. Section 9.1 (Nondisclosure) will not apply with respect to the following information of the Disclosing Party that the Receiving Party can conclusively establish: (a) information that was known to the Receiving Party or any of its Affiliates, as evidenced by written records, without any obligation to the Disclosing Party to keep it confidential or to restrict its use, prior to disclosure by the Disclosing Party; (b) information that is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without any obligation to the Disclosing Party to keep it confidential or to restrict its use; (c) information that is published by a Third Party or otherwise becomes publicly available or enters the public domain, either before or after it is disclosed to the Receiving Party, without any breach by the Receiving Party of its obligations hereunder; or (d) information that is independently developed by or for the Receiving Party or any of its Affiliates, as evidenced by written records, without reference to or reliance upon the Disclosing Party’s Confidential Information. Any combination of features or disclosures will not be deemed to fall within the foregoing exclusions merely because individual features or disclosures are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.

9.3 Authorized Disclosure.

9.3.1 Disclosure. Notwithstanding Section 9.1 (Nondisclosure), the Receiving Party may disclose Confidential Information belonging to the Disclosing Party in the following instances:

(a) as required by and in accordance with Section 9.5 (Securities Filings; Disclosure under Applicable Law), to the U.S. Securities and Exchange Commission or any national securities exchange in any jurisdiction in the Territory (each, a “Securities Regulator”);

(b) in response to a valid order of a court of competent jurisdiction or other Governmental Authority or Regulatory Authority or, if in the reasonable opinion of the Receiving Party’s legal counsel, such disclosure is otherwise required by Applicable Law (other than to a Securities Regulator); provided that to the extent legally permissible the Receiving Party will first give written notice to the Disclosing Party and give the Disclosing Party a reasonable opportunity to quash such order or to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject of such order or requirement be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued and redacted in accordance with the Disclosing Party’s instruction; provided, further that the Confidential Information disclosed in response to such court or governmental order or Applicable Law will be limited to that information which is legally required to be disclosed in response to such court or governmental order or Applicable Law;

(c) by Provention, to a Regulatory Authority or communication with potential or actual investors, as reasonably required or useful in connection with any filing, submission or communication with respect to the Product; provided that Provention will notify Sanofi as soon as reasonably practicable regarding the disclosure and give Sanofi reasonable opportunity to review and comment on the contents of such disclosure relating to such Sanofi’s Confidential Information;

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(d) disclosure (i) in the case of either Party, to any of its officers, employees, consultants, agents or Affiliates who need to know such Confidential Information to perform on behalf of such Party under this Agreement, and (ii) in the case of either Party, to any actual or potential collaborators, partners, licensees, sublicensees, subcontractors, vendors or service providers in connection with (A) the Commercialization of the Product in the Field in the Territory and (B) in the case of Provention, any Third Party engaged in discussions regarding a permitted Third Party Transaction or an agreement or transaction described in clause (A) or (B) of Section 2.7.1, 2.7.2, 2.7.3, and 2.7.4 (Exceptions; Consent to Related Transactions); provided that prior to any such disclosure ((i) and (ii)), each such recipient of Confidential Information is bound by written obligations of confidentiality, non-disclosure and non-use no less restrictive than the obligations set forth in this ARTICLE 9 (Confidentiality) to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement; provided, further, that, in each of the above situations in this Section 9.3.1(d) (Disclosure), the Receiving Party will remain responsible for any failure by any Person who receives Confidential Information from such Receiving Party pursuant to this Section 9.3.1(d) (Disclosure) to treat such Confidential Information as required under this ARTICLE 9 (Confidentiality);

(e) disclosure to its advisors (including financial advisors, attorneys and accountants) in connection with activities under this Agreement on a need to know basis; provided that prior to any such disclosure, each such recipient of Confidential Information is bound by written obligations of confidentiality, non-disclosure and non-use no less restrictive than the obligations set forth in this ARTICLE 9 (Confidentiality), to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement; provided, however, that, in each of the above situations in this Section 9.3.1 (Disclosure), the Receiving Party will remain responsible for any failure by any Person who receives Confidential Information from such Receiving Party pursuant to this Section 9.3.1 (Disclosure) to treat such Confidential Information as required under this ARTICLE 9 (Confidentiality).

Notwithstanding anything in this Agreement to the contrary, in no event shall Provention disclose, or cause to be disclosed, any Sanofi Confidential Information to any Third Party in connection with a Change of Control, including any Major Biopharmaceutical Company, without the prior written consent of Sanofi.

9.3.2 Terms of Disclosure. If and whenever any Confidential Information is disclosed in accordance with this Section 9.3 (Authorized Disclosure), such disclosure will not cause any such information to cease to be Confidential Information, except to the extent that such disclosure results in a public disclosure of such information other than by breach of this Agreement.

9.4 Terms of this Agreement. The Parties agree that this Agreement and the terms and conditions hereof will be deemed to be Confidential Information of both Sanofi and Provention, and each Party agrees not to disclose this Agreement or any terms and conditions hereof without obtaining the prior written consent of the other Party; provided, that each Party may disclose this Agreement or any terms hereof or thereof in accordance with the provisions of Section 9.3 (Authorized Disclosure), Section 9.5 (Securities Filings; Disclosure under Applicable Law), or Section 9.7 (Public Announcements), as applicable.

9.5 Securities Filings; Disclosure under Applicable Law. Each Party acknowledges and agrees that the other Party may submit this Agreement to, or file this Agreement with, the Securities Regulators or to other Persons as may be required by Applicable Law, and if a Party submits this Agreement to, or files this Agreement with, any Securities Regulator or other Person as may be required by Applicable Law, such Party agrees to consult with the other Party with respect to the preparation and submission of a confidential treatment request for this Agreement and shall incorporate reasonable comments timely received from the other Party to the extent legally permissible. Notwithstanding the foregoing, if a Party is required by any Securities Regulator or other Governmental Authority as may be required by Applicable Law to make a disclosure of the terms and conditions of this Agreement in any other filing or submission as required by such Securities Regulator or such other Governmental Authority, and such Party has: (a) provided copies of the disclosure to the other Party reasonably in advance under the circumstances of such filing or other disclosure; (b) promptly notified the other Party in writing of such requirement and any respective timing constraints; and (c) given the other Party reasonable time under the circumstances from the date of provision of copies of such disclosure to comment upon and request confidential treatment for such disclosure, then such Party will have the right to make such disclosure at the time and in the manner reasonably determined by its counsel to be required by the Securities Regulator or the other Governmental Authority. If a Party seeks to make a disclosure as required by a Securities Regulator or other Person as may be required by Applicable Law as set forth in this Section 9.5 (Securities Filings; Disclosure under Applicable Law) and the other Party provides comments in accordance with this Section 9.5 (Securities Filings; Disclosure under Applicable Law), the Party seeking to make such disclosure or its counsel, as the case may be, will use good faith efforts to incorporate such comments.

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9.6 Return or Destruction of Confidential Information. Except as otherwise requested in writing by the Disclosing Party, the Receiving Party will return or destroy (together with a written confirmation of destruction) all data, files, records and other materials containing or comprising Confidential Information of the Disclosing Party (as instructed by the Disclosing Party), promptly (but in any case within [***]) after the expiration or termination of this Agreement; provided, however, that a Party may retain: (a) Confidential Information of the Disclosing Party that is necessary to exercise rights which expressly survive such termination or expiration pursuant to this Agreement; (b) one copy of such data, files, records and other materials containing Confidential Information in archives, solely for the purpose of establishing the contents thereof or in accordance with Applicable Law; and (c) electronically stored Confidential Information that is commercially impractical to access, segregate or destroy, including any electronic back-up tapes or other electronic back-up files that have been created solely by the Receiving Party’s automatic or routine archiving and back-up procedures, to the extent created and retained in a manner consistent with its standard archiving and back-up procedures.

9.7 Public Announcements. Each Party may make a public announcement regarding this Agreement following the Effective Date in the forms attached as Exhibit C-1 and C-2, respectively. Except (a) as set forth in the preceding sentence and (b) as required to comply with Applicable Law (including the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory in accordance with Section 9.5 (Securities Filings; Disclosure under Applicable Law)), and (c) as permitted under Section 9.5 (Securities Filings; Disclosure under Applicable Law), neither Party will make any public announcement regarding this Agreement, or the activities hereunder, without the prior written approval of the other Party.

9.8 Use of Names. Except as otherwise expressly set forth herein, neither Party (or any of its respective Affiliates) will use any corporate name, trademark, service mark, trade name or logo of the other Party or any of its Affiliates, or its or their respective employees, in any publicity, promotion, news release or other public disclosure relating to this Agreement or its or their subject matter, without first obtaining the prior written consent of the other Party; provided that such consent will not be required (a) to the extent such use thereof may be required by Applicable Law, including the rules of any securities exchange or market on which a Party’s or its Affiliate’s securities are listed or traded, and (b) for Provention’s use of Sanofi’s name and company logo, in accordance with written specifications and standards to be provided by Sanofi to Provention, solely to identify Sanofi as a collaborator on Provention’s website and in public presentations. If Sanofi at any time determines that the use of Sanofi’s name and company logo for such purpose does not comply with such specifications and standards provided by Sanofi and so notifies Provention, then Provention shall cease using Sanofi’s name and company logo in such unapproved manner as soon as reasonably possible. Each Party shall retain all rights, title and interests in and to all such corporate names, trademarks, trade names and logos of such Party and its Affiliates, including the goodwill associated therewith.

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ARTICLE 10
REPRESENTATIONS, WARRANTIES, AND COVENANTS

10.1 Representations and Warranties of Each Party. Each Party hereby represents and warrants to the other Party, as of the Effective Date, that:

10.1.1 Corporate Existence and Power. Such Party is duly organized, validly existing and in good standing under the Applicable Law of the jurisdiction of its formation and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business, in each case as contemplated in this Agreement.

10.1.2 Authority. Such Party has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder and has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.

10.1.3 Binding Agreement. This Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforcement of the rights and remedies created hereby is subject to: (a) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors; or (b) laws governing specific performance, injunctive relief and other equitable remedies.

10.1.4 No Conflicts. The execution, delivery and performance of this Agreement by such Party does not breach, violate, or conflict with any agreement or any provision thereof (including any confidentiality or non-competition obligation, any exclusivity obligation, or any provisions with respect to the ownership, prosecution and enforcement of intellectual property rights), or any instrument or understanding, oral or written, to which such Party (or any of its Affiliates) is a party or by which such Party (or any of its Affiliates) is bound, nor violate any Applicable Law of any Governmental Authority having jurisdiction over such Party (or any of its Affiliates).

10.1.5 Government Authorization. No government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any Applicable Law currently in effect, is or will be necessary for, or in connection with, the performance by such Party of its obligations under this Agreement, except as may be required to obtain Regulatory Approvals, or applicable Regulatory Materials, or to manufacture or Commercialize the Product in the Territory.

10.1.6 Third Party Consent. It has obtained all necessary authorizations, consents and approvals of any Third Party that is required to be obtained by it for, the performance by it of its obligations under this Agreement, except as may be required to obtain Regulatory Approvals, or applicable Regulatory Materials, or to develop, manufacture or Commercialize the Product in the Territory.

10.1.7 No Debarment. (a) Neither it nor any of its Affiliates has been debarred or is subject to debarment pursuant to Section 306 of the FFDCA or analogous provisions of Applicable Law outside the United States or listed on any excluded list, and (b) neither it nor any of its Affiliates has, to its Knowledge, used in any capacity, in connection with the activities to be performed under this Agreement, any individual or entity that has been debarred pursuant to Section 306 of the FFDCA or analogous provisions of Applicable Law outside the United States, or that is the subject of a conviction described in such section or analogous provisions of Applicable Law outside the United States, or listed on any excluded list.

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10.1.8 No Litigation. There are no claims, judgments, settlements, litigations, suits, actions, disputes, arbitration, judicial, or legal, administrative, or other proceedings or governmental investigations pending or, to the Knowledge of such Party, threatened against such Party, which would reasonably be expected to materially adversely affect or to materially restrict the ability of such Party to consummate or perform under this Agreement.

10.2 Representations and Warranties of Provention. Provention hereby represents and warrants to Sanofi as of the Effective Date that:

10.2.1 Product IP; Regulatory Approval. The Patents set forth or described on Schedule 1.85 (Product IP) constitute, to Provention’s Knowledge, all of the Patents Controlled by Provention or its Affiliates that Cover the Product in the Field as of the Effective Date. To Provention’s Knowledge, except as set forth in all reports, schedules, forms, statements and other documents required to be filed or furnished by Provention with the SEC under the Securities Exchange Act of 1934, including pursuant to Section 13(a) or 15(d) thereof, since February 25, 2021 (including the exhibits thereto and documents incorporated by reference therein), there is no fact or circumstance that would be reasonably expected to have material adverse effect on Provention’s ability to obtain a Regulatory Approval for the Product in the Field in the Territory.

10.2.2 Validity and Enforceability. Provention has complied in all material respects with Applicable Law with respect to the prosecution and maintenance of the Patents that comprise the Product IP. To Provention’s Knowledge, except as described on Schedule 10.2.2, no dispute regarding inventorship or ownership has been alleged or threatened with respect to any such Patents and there is no pending or threatened adverse action, suit or proceeding against Provention in relation to any such Patent. All such Patents are: (a) subsisting and, to Provention’s Knowledge, are not invalid or unenforceable, in whole or in part, (b) in the case of pending applications, being diligently prosecuted in the respective patent offices in accordance with Applicable Law and Provention has presented all material references, documents and information of which it is aware to the relevant patent office in accordance with Applicable Law, and (c) to Provention’s Knowledge, prosecuted and maintained properly and correctly (including by identifying every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Patent is issued or pending) and all applicable fees have been paid by the due date for payment.

10.2.3 No Misappropriation/Infringement. To Provention’s Knowledge, neither the manufacture nor the Commercialization of the Product in the Field in the Territory will misappropriate any Know-How or infringe any Patents of a Third Party. Neither Provention nor its Affiliates have received any written notice, of any claim that any Patent or Know-How (including any trade secret right) Controlled by a Third Party would be infringed, misappropriated or otherwise violated by the performance of the activities hereunder or by the manufacture or Commercialization of the Product in the Field in the Territory. To Provention’s Knowledge, there are no activities by Third Parties within the Territory that would constitute misappropriation of the Know-How that comprises the Product IP or infringement of the Patents that comprise the Product IP.

10.2.4 Technology Assignment. Except as described on Schedule 10.2.4, Provention and its Affiliates have obtained from all individuals who participated in any respect in the invention or authorship of any Product IP effective written assignments of all ownership rights of such individuals in such Product IP. To Provention’s Knowledge, no Person who claims to be an inventor of an Invention claimed in a Patent that comprises the Product IP is not identified as an inventor of such Invention in the filed patent documents for such Patent.

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10.2.5 Government Funding & Rights. To Provention’s Knowledge, except as described on Schedule 10.2.5, the Inventions Covered by Patents within the Product IP (a) were not conceived, discovered, developed or otherwise made in connection with any research activities funded, in whole or in part, by the federal government of the United States (or any agency thereof) or the government of any other country; (b) are not a “subject invention” as that term is described in 35 U.S.C. §201(e); (c) are not otherwise subject to the provisions of the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§200-212, as amended, or any regulations promulgated pursuant thereto, including in 37 C.F.R. Part 401; and (d) are not the subject of any licenses, options or other rights of any Governmental Authority, within or outside the United States; in the case of clauses (b) or (c), or similar obligations or restrictions under the Applicable Law of any other country.

10.2.6 Third Party Agreements. Except as described on Schedule 10.2.6, to Provention’s Knowledge, (a) there are no exclusivity provisions or any other restrictions in any agreement between Provention or its Affiliates, on the one hand, and any Third Party, on the other hand, and (b) neither Provention nor any of its Affiliates are delinquent in any payment obligations to any Third Party, in each case ((a) and (b)), that would materially limit Provention’s ability to grant rights to research, develop, manufacture or Commercialize the Product in the ROFN Field.

10.2.7 Litigation and Disputes. Except as set forth on Schedule 10.2.7, there are no claims, judgments, settlements, litigations, suits, actions, disputes, arbitration, judicial, or legal, administrative, or other proceedings or governmental investigations pending or, to the Knowledge of Provention, threatened against Provention.

10.3 Mutual Covenants. Each Party hereby covenants to the other Party that during the Term: (a) such Party and its Affiliates will perform its activities pursuant to this Agreement (including without limitation any activities set forth in the Co-Promotion and Medical Affairs Plan and the deployment of its Field Force) in compliance (and will contractually require and use commercially reasonable efforts to enforce compliance by any of its subcontractors) with (i) this Agreement (including the Co-Promotion and Medical Affairs Plan), (ii) all Applicable Law, including applicable industry ethical codes, and (iii) with respect to Sanofi, any applicable Sanofi policies or procedures or, with respect to Provention, any applicable Provention policies or procedures; (b) will not employ, or otherwise use in any capacity, the services of any Person suspended, proposed for debarment or debarred under United States law, including under 21 U.S.C. § 335a, or any foreign equivalent thereof, or is otherwise ineligible to participate in federal healthcare programs, in each case, with respect to the performance of activities hereunder; (c) such Party will not enter into any agreement, contract, commitment or other arrangement that could reasonably be expected to conflict with the rights granted to the other Party hereunder or otherwise prevent the other Party from exercising the rights granted to it hereunder; (d) such Party will not knowingly misappropriate any trade secret of a Third Party in connection with the performance of its activities hereunder; and (e) such Party will maintain all permits, licenses, registrations and other forms of authorizations and approvals from any Governmental Authority (including, with respect to Provention, once a Regulatory Approval is obtained for the Product in the Field in the Territory, such Regulatory Approval) necessary or required to be obtained or maintained by such Party in order for such Party to execute and deliver this Agreement and to perform its obligations hereunder in a manner which complies with all Applicable Law.

10.4 FCPA Matters. Each Party hereby covenants to the other Party that during the Term:

10.4.1 it is familiar with the provisions and restrictions contained in the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and FCPA and it has adopted and maintains an FCPA policy; and

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10.4.2 its and its Affiliates’ employees will not, and it will use reasonable efforts to cause its contracts to not, in connection with the performance of their respective obligations under this Agreement, directly or indirectly through Third Parties, pay, promise or offer to pay, or authorize the payment of, any money or give any promise or offer to give, or authorize the giving of anything of value to a Public Official or Entity or other Person for purpose of improperly obtaining or retaining business for or with, or directing business to, any Person, including either Party (it being understood that such Party, and to its Knowledge, its and its Affiliates’ employees and contractors, has not directly or indirectly promised, offered or provided any corrupt payment, gratuity, emolument, bribe, kickback, illicit gift or hospitality or other illegal or unethical benefit to a Public Official or Entity or any other person in connection with the performance of such Party’s obligations under this Agreement, and will not, directly or indirectly, engage in any of the foregoing).

10.5 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED (AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES NOT EXPRESSLY PROVIDED IN THIS AGREEMENT), INCLUDING WITH RESPECT TO ANY PATENTS OR KNOW-HOW, INCLUDING WARRANTIES OF VALIDITY OR ENFORCEABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, PERFORMANCE AND NON-INFRINGEMENT OF ANY THIRD PARTY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHT. NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT IT WILL BE ABLE TO SUCCESSFULLY ADVANCE THE PRODUCT OR DEVELOP, ACHIEVE REGULATORY APPROVAL FOR, MANUFACTURE OR COMMERCIALIZE THE PRODUCT OR, IF COMMERCIALIZED, THAT ANY PARTICULAR SALES LEVEL OR PROFIT OF THE PRODUCT WILL BE ACHIEVED. IN, ADDITION, NOTWITHSTANDING ANYTHING TO CONTRARY IN THIS ARTICLE 10 (REPRESENTATIONS, WARRANTIES AND COVENANTS), ALL REFERENCES BY A PARTY TO THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT SHALL NOT REFER TO THE GRANTING OF ANY RIGHTS OR PERFORMANCE OF ANY ACTIVITIES UNDER A DEFINITIVE AGREEMENT ENTERED INTO AS A RESULT OF THE ROFN.

ARTICLE 11
[***]

11.1 During the Term of this Agreement, and for the [***] period following the expiration thereof, neither Party shall, directly or indirectly, [***].

ARTICLE 12
INDEMNIFICATION; INSURANCE

12.1 Indemnification.

12.1.1 Indemnification by Provention. Provention will indemnify, defend and hold harmless Sanofi, its Affiliates and its and their respective directors, officers, employees, agents, successors, assigns and subcontractors (each, a “Sanofi Indemnitee”) from and against any and all Damages to the extent arising out of or relating to any Third Party Claim based upon (a) the gross negligence or willful misconduct of Provention or any Provention Indemnitee in connection with Provention’s performance of its obligations under this Agreement; (b) any material breach by Provention of any of its representations, warranties, covenants, agreements or obligations under this Agreement; (c) any Product liability claims related to the Commercialization of the Product; (d) use of Excluded Promotional Materials and/or Excluded Medical Materials by or on behalf of Provention (except by a Sanofi Indemnitee); and (e) use of the Provention Trademarks by or on behalf of Sanofi in the Territory in accordance with this Agreement; provided, however, that, in each case ((a)-(e)), such indemnity will not apply to the extent such Damages arise from an action or inaction for which Sanofi has an indemnification obligation pursuant to Section 12.1.2 (Indemnification by Sanofi).

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12.1.2 Indemnification by Sanofi. Sanofi will indemnify, defend and hold harmless Provention, its Affiliates and its and their respective directors, officers, employees, agents, successors, assigns and subcontractors (each, a “Provention Indemnitee”), from and against any and all Damages to the extent arising out of or relating to any Third Party Claim based upon (a) the gross negligence, or willful misconduct of Sanofi or any Sanofi Indemnitee in connection with Sanofi’s performance of its obligations under this Agreement; and (b) any material breach by Sanofi of any of its representations, warranties, covenants, agreements or obligations under this Agreement; provided, however, that, in each case ((a)-(b)), such indemnity will not apply to the extent such Damages arise from an action or inaction for which Provention has an indemnification obligation pursuant to Section 12.1.1 (Indemnification by Provention).

12.2 Procedure.

12.2.1 Notice. If a Sanofi Indemnitee or Provention Indemnitee is seeking indemnification under Section 12.1.1 (Indemnification by Provention) or Section 12.1.2 (Indemnification by Sanofi), as applicable (the “Indemnitee”), it will inform the other Party (the “Indemnitor”) of the Third Party Claim giving rise to the obligation to indemnify pursuant to Section 12.1.1 (Indemnification by Provention) or Section 12.1.2 (Indemnification by Sanofi), as applicable, as soon as reasonably practicable after receiving notice of the Third Party Claim (an “Indemnification Claim Notice”); provided that any delay or failure to provide such notice will not constitute a waiver or release of, or otherwise limit, the Indemnitee’s rights to indemnification under Section 12.1.1 (Indemnification by Provention) or Section 12.1.2 (Indemnification by Sanofi), as applicable, except to the extent that such delay or failure materially prejudices the Indemnitor’s ability to defend against the relevant Third Party Claims.

12.2.2 Control of Defense. The Indemnitor will have the right, upon written notice given to the Indemnitee within [***] after receipt of the Indemnification Claim Notice, to assume the defense of any such Third Party Claim for which the Indemnitee is seeking indemnification pursuant to Section 12.1.1 (Indemnification by Provention) or Section 12.1.2 (Indemnification by Sanofi), as applicable. The Indemnitee will cooperate with the Indemnitor and the Indemnitor’s insurer as the Indemnitor may reasonably request, and at the Indemnitor’s cost and expense. The Indemnitee will have the right to participate, at its own expense and with counsel of its choice, in the defense of any Third Party Claim that has been assumed by the Indemnitor.

12.2.3 Settlements; No Presumption of Liability. The Indemnitor will not settle any Third Party Claim without first obtaining the prior written consent of the Indemnitee, not to be unreasonably withheld, conditioned or delayed. The assumption of the defense of a Third Party Claim by the Indemnitor will not be construed as an acknowledgment that the Indemnitor is liable to indemnify the Indemnitee in respect of the Third Party Claim, nor will it constitute a waiver by the Indemnitor of any defenses it may assert against the Indemnitee’s claim for indemnification. In the event that it is ultimately determined that the Indemnitor is not obligated to indemnify, defend or hold harmless the Indemnitee from and against the Third Party Claim, the Indemnitee will reimburse the Indemnitor for any and all costs and expenses (including attorneys’ fees and costs of suit) and any Damages reasonably incurred by the Indemnitor in its defense of the Third Party Claim.

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12.2.4 Mitigation of Loss; Cooperation. Each Indemnitee shall take all such reasonable steps and actions as are reasonably necessary (or as the Indemnitor may reasonably require in order to mitigate any Damages) under Section 12.1 (Indemnification). Nothing in this Agreement shall or shall be deemed to relieve either Party of any common law or other duty to mitigate any Damages incurred by it. In each case, the Indemnitee will reasonably cooperate with the Indemnitor and will make available to the Indemnitor all pertinent information under the control of the Indemnitee, which information will be subject to ARTICLE 9 (Confidentiality).

12.3 Insurance.

12.3.1 Insurance Maintained by Each Party. During the Term and for a period of [***] thereafter, each Party will have and maintain in full force and effect, at its own expense, insurance coverage (with a Third Party insurance company with a current AM Best rating of A- or equivalent or higher, or solely with respect to Sanofi, through a program of self-insurance) to include:

(a) Commercial general liability insurance (covering bodily injury and property damage) with limits of liability not less than [***] per occurrence and [***] in the aggregate;

(b) solely with respect to Provention, product liability coverage covering bodily injury and property damage with limits of liability not less than [***] per occurrence and [***] in the aggregate;

(c) Statutory workers’ compensation insurance in compliance with Applicable Law (including the local law requirements of the state or jurisdiction in which the work is to be performed);

(d) Employer’s liability insurance with limits of liability not less than [***] per occurrence and [***] in the aggregate;

(e) Umbrella/excess liability insurance providing additional limits above the commercial general liability insurance policy with limits of liability not less than [***] per occurrence and [***] in the aggregate; and

(f) Cyber risks insurance with limits of liability no less than [***] per occurrence.

For the avoidance of doubt, none of the coverage under this section shall serve to limit or expand the Parties’ indemnification obligations or other liability under this Agreement. As of the Effective Date and upon each anniversary thereof, for so long as insurance coverage is required hereunder, each Party shall furnish the other Party one or more certificates from its brokers evidencing that the coverage required by this Section 12.3 (Insurance) is in full force and effect in compliance with the provisions of this Section 12.3 (Insurance). Each such certificate shall state the relevant policy number(s), date(s) of expiration and required limits of coverage. In addition, each Party shall provide the other Party with written notice at [***] prior to the cancellation or non-renewal of, or material changes to, such insurance coverage.

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12.4 Limitation of Liability.

12.4.1 NEITHER PROVENTION NOR SANOFI, NOR ANY OF THEIR RESPECTIVE AFFILIATES, WILL BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES UNDER OR IN CONNECTION WITH THIS AGREEMENT FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING LOST PROFITS), WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), CONTRIBUTION OR OTHERWISE, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

12.4.2 SANOFI’S MAXIMUM AGGREGATE LIABILITY TO PROVENTION ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL NOT EXCEED AN AMOUNT EQUAL TO [***], WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), CONTRIBUTION OR OTHERWISE, AND IRRESPECTIVE OF WHETHER PROVENTION OR ANY REPRESENTATIVE OF PROVENTION HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

12.4.3 PROVENTION’S MAXIMUM AGGREGATE LIABILITY TO SANOFI ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL NOT EXCEED AN AMOUNT EQUAL TO [***], WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), CONTRIBUTION OR OTHERWISE, AND IRRESPECTIVE OF WHETHER SANOFI OR ANY REPRESENTATIVE OF SANOFI HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

12.4.4 NOTWITHSTANDING THE FOREGOING, NOTHING ABOVE IN THIS SECTION 12.4 (LIMITATION OF LIABILITY) IS INTENDED TO OR WILL LIMIT OR RESTRICT: (A) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER SECTION 12.1.1 (INDEMNIFICATION BY PROVENTION) OR SECTION 12.1.2 (INDEMNIFICATION BY SANOFI), AS APPLICABLE, IN CONNECTION WITH ANY THIRD PARTY CLAIMS; (B) DAMAGES AVAILABLE FOR A PARTY’S GROSS NEGLIGENCE, INTENTIONAL MISCONDUCT OR FRAUD; (C) LIABILITY OF EITHER PARTY FOR BREACH OF ARTICLE 9 (CONFIDENTIALITY); OR (D) EITHER PARTY’S PAYMENT OBLIGATIONS UNDER THIS AGREEMENT; PROVIDED THAT, IN NO EVENT WILL EITHER PARTY INCUR AGGREGATE LIABILITY TO THE OTHER PARTY (OR ITS APPLICABLE INDEMNITEES) UNDER CLAUSES (A) THROUGH (C) IN EXCESS OF [***] AND (Y) EACH PARTY’S [***].

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ARTICLE 13
TERM AND TERMINATION

13.1 Term; Expiration. The term of this Agreement (the “Term”) will commence on the Effective Date and (subject to earlier termination in accordance with this ARTICLE 13 (Term and Termination)) will expire on [***].

13.2 Termination for Regulatory Issues. Sanofi may immediately terminate this Agreement at any time in the event that (a) Provention does not obtain a Regulatory Approval for the Product in the Territory prior to December 31, 2022, or (b) after Provention obtains a Regulatory Approval for the Product in the Territory, such Regulatory Approval is withdrawn thereafter.

13.3 Termination for Material Breach.

13.3.1 Material Breach. This Agreement may be terminated for a material breach by the non-breaching Party upon written notice to the breaching Party if the breaching Party has not cured such material breach within [***] (except to the extent such breach involves the failure to make a payment when due, which breach must be cured within [***] following its receipt of such written notice, except with respect to a failure to make payments under Section 2.4 and 8.1 when due, which breach must be cured within [***] following its receipt of such written notice) after the date of written notice to the breaching Party of such breach (which notice will describe such material breach in reasonable detail and will state the non-breaching Party’s intention to terminate this Agreement, in its entirety or in part) (such [***] period, as applicable and as may be tolled under Section 13.3.2 (Disagreement as to Material Breach), the “Cure Period”). Any such termination under this Section 13.3.1 (Material Breach) shall become effective upon the conclusion of such Cure Period.

13.3.2 Disagreement as to Material Breach. Notwithstanding Section 13.3.1 (Material Breach), if the Parties in good faith disagree as to whether there has been a material breach of this Agreement, then: (a) the Party that disputes whether there has been a material breach may contest the allegation by referring such matter, within the Cure Period, for resolution in accordance with Section 14.6 (Choice of Law; Dispute Resolution); (b) the relevant Cure Period with respect to such alleged material breach will be tolled from the date on which the Party that disputes whether there has been a material breach notifies the other Party of such Dispute and through the resolution of such Dispute in accordance with the applicable provisions of this Agreement; and (c) subject to Section 13.8 (Surviving Provisions), during the pendency of such Dispute, all of the terms and conditions of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder.

13.4 Termination for Bankruptcy. In the event that either Party (a) files for protection under the United States Bankruptcy Code (the “Code”) or any similar bankruptcy or insolvency law foreign or domestic, (b) makes an assignment for the benefit of, or an arrangement or composition generally with, its creditors, (c) appoints an examiner or of a receiver or trustee over all or substantially all of its property or suffers the appointment of such party that is not discharged within ninety (90) days after such filing or appointment, (d) is a party to any dissolution, liquidation or winding up, or (e) has a petition filed against it under the Code or any similar bankruptcy or insolvency law that is not discharged or dismissed within ninety (90) days of the filing thereof (each, a “Bankruptcy Event”), then the other Party may terminate this Agreement in its entirety effective immediately upon writing notice to such Party.

13.5 Termination for [***]. Each Party will have the right to terminate this Agreement upon [***] prior written notice to the other Party if there is a [***]. The terminating Party shall include in its notice of termination a summary of its concerns.

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13.6 Termination for Change of Control. Provention will notify Sanofi in writing as soon as possible after Provention announces publicly any information regarding the proposed Change of Control of Provention (or if the Change of Control will not be publicly announced, then no later than [***] after the closing of the Change of Control transaction). In the event of a Change of Control of Provention where the acquiring party is a Major Biopharmaceutical Company, then, Sanofi shall have the right to terminate this Agreement by delivery of written notice to Provention within [***] of the effective date of such Change of Control.

13.7 Effects of Expiration and Termination. Upon the expiration of this Agreement or the termination of this Agreement by a Party (the “Terminating Party”) for any reason, (a) [***], (b) [***], (c) [***], (d) [***]; provided that [***], and (e) each Party shall comply with Section 9.6 (Return or Destruction of Confidential Information) with regard to the return or destruction of each Party’s Confidential Information upon expiration or termination of this Agreement. In connection with the termination of this Agreement or expiration of this Agreement, each Party will, [***], use Commercially Reasonable Efforts to (i) [***], and (ii) [***]; provided that [***].

13.8 Surviving Provisions.

13.8.1 Accrued Rights; Remedies. The expiration or termination of this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of either Party prior to such expiration or termination, and any and all damages or remedies (whether at law or in equity) arising from any breach hereunder, each of which will survive expiration or termination of this Agreement. Such expiration or termination will not relieve either Party from obligations that are expressly indicated to survive expiration or termination of this Agreement. Except as otherwise expressly set forth in this Agreement, the termination provisions of this ARTICLE 13 (Term and Termination) are in addition to any other relief and remedies available to either Party under this Agreement, at law or in equity.

13.8.2 Survival. Without limiting the provisions of Section 13.8.1 (Accrued Rights; Remedies), the rights and obligations of the Parties set forth in the following Sections and Articles of this Agreement will survive the expiration or termination of this Agreement, in addition to those other terms and conditions that are expressly stated to survive termination or expiration of this Agreement: [***].

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ARTICLE 14
MISCELLANEOUS

14.1 Severability. If one (1) or more of the terms or provisions of this Agreement is held by a court of competent jurisdiction to be void, invalid or unenforceable in any situation in any jurisdiction, such holding will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the void, invalid or unenforceable term or provision in any other situation or in any other jurisdiction, and the term or provision will be considered severed from this Agreement solely for such situation and solely in such jurisdiction, unless the void, invalid or unenforceable term or provision is of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the void, invalid or unenforceable term or provision. If the final judgment of such court declares that any term or provision hereof is void, invalid or unenforceable, the Parties agree to: (a) reduce the scope, duration, area or applicability of the term or provision or to delete specific words or phrases to the minimum extent necessary to cause such term or provision as so reduced or amended to be enforceable; and (b) make a good faith effort to replace any void, invalid or unenforceable term or provision with a valid and enforceable term or provision such that the objectives contemplated by the Parties when entering this Agreement may be realized.

14.2 Notices. Any notice required or permitted to be given by this Agreement will be in writing and in English and will be: (a) (i) delivered by hand or by overnight courier with tracking capabilities; or (ii) mailed postage prepaid by first class, registered or certified mail; and (b) delivered by email followed by delivery via either of the methods set forth in the foregoing clauses (a)(i) and (a)(ii), in each case (a) and (b) addressed as set forth below unless changed by notice so given:

If to Sanofi:

Genzyme Corporation

c/o Sanofi US

55 Corporate Drive

Bridgewater, NJ 08807 USA

Attention: Chris Boulton

Email: chris.boulton@sanofi.com

With copies to:

Genzyme Corporation

c/o Sanofi US

450 Water St

Cambridge, MA 02141

Attention: Head of Alliance Management

Email: alliance.management@sanofi.com

And in case of a dispute under this agreement:

With an e-mail to: Global_Generalcounsel@sanofi.com

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If to Provention:

Provention Bio, Inc.

55 Broad St.

2nd Floor

Red Bank, NJ 07701

Attention: Ashleigh Palmer

Email: APalmer@proventionbio.com

With copies to:

Provention Bio, Inc.

55 Broad St.

2nd Floor

Red Bank, NJ 07701

Attention: Heidy King-Jones

Email: contracts@proventionbio.com

Any such notice will be deemed given on the date received, except any notice received after 5:30 p.m. (in the time zone of the receiving Party) on a Business Day or received on a non-Business Day will be deemed to have been received on the next Business Day. A Party may add, delete or change the person or address to which notices should be sent at any time upon written notice delivered to the other Parties in accordance with this Section 14.2 (Notices). This Section 14.2 (Notices) is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

14.3 Force Majeure. A Party will not be liable for delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to a cause beyond the reasonable control of such Party, including [***]; provided that: (a) the affected Party promptly provides written notice to the other Party [***]; (b) the affected Party will use its commercially reasonable efforts to avoid or remove such causes of non-performance and to mitigate the effect of such occurrence, and will continue performance in accordance with the terms of this Agreement whenever such causes are removed, and (c) the suspension of performance by the affected Party will be [***]. When such circumstances arise, the Parties will negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate in order to arrive at an equitable solution; provided, however, in the event that the force majeure continues [***].

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14.4 Assignment. Except as provided in this Section 14.4 (Assignment), this Agreement may not be assigned or transferred, whether by operation of law or otherwise, nor may any right or obligation hereunder be assigned or transferred, by either Party without the prior written consent of the other Party; provided, however, that (and notwithstanding anything elsewhere in this Agreement to the contrary) [***]. Any successor of a Party or any assignee of all of a Party’s rights under this Agreement that has also assumed all of such Party’s obligations hereunder in writing will, upon any such succession or assignment and assumption, be deemed to be a party to this Agreement as though named herein in substitution for such Party, whereupon such Party will cease to be a party to this Agreement and will cease to have any rights or obligations under the Agreement. In the event that a permitted assignment of this Agreement by a Party [***] of the other Party or any of its Affiliates over the [***] in the absence of such assignment, the assigning Party will [***]. Any attempted assignment not in accordance with this Section 14.4 (Assignment) will be void.

14.5 Waivers and Modifications. The failure of either Party to insist on the performance of any obligation hereunder will not be deemed to be a waiver of such obligation. Waiver of any breach of any provision hereof will not be deemed to be a waiver of any other breach of such provision or any other provision on such occasion or any succeeding occasion. No waiver, modification, release or amendment of any obligation under or provision of this Agreement will be valid or effective unless in writing and signed by the Parties.

14.6 Choice of Law; Dispute Resolution.

14.6.1 Choice of Law. This Agreement and any Dispute arising from the performance or breach hereof will be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to any choice of law rules. The provisions of the United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement or any subject matter hereof.

14.6.2 Dispute Escalation. Subject to Section 4.4 (JSC Dispute Resolution), in the event of an unresolved matter, dispute or issue relating to this Agreement (“Dispute”), the Alliance Manager of the Party claiming that such Dispute exists will give notice in writing (a “Notice of Dispute”) to the other Party of the nature of the Dispute. Within [***] following receipt of a Notice of Dispute, the Executive Officers will meet (including via teleconference) at a mutually agreed upon time and location for discussion and resolution.

14.6.3 Exclusive Jurisdiction; Venue. Except as otherwise provided in Section 14.6.4 (Equitable Relief), (a) each Party irrevocably submits to the exclusive jurisdiction of (i) the courts of the State of Delaware, or (ii) the United States District Court for the District of Delaware, for the purposes of any Legal Dispute or other Dispute unresolved under Section 14.6.2 (Dispute Escalation) and arising out of or relating to this Agreement, (b) each Party agrees to commence any such Action either in the United States District Court for the District of Delaware or if such Action may not be brought in such court for jurisdictional reasons, in the courts of the State of Delaware, and (c) each Party irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement in (i) the courts of the State of Delaware, or (ii) the United States District Court for the District of Delaware, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. Each of the Parties agrees that process may be served upon it in the manner specified in Section 14.2 (Notices) and irrevocably waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction, or to such manner of service of process.

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14.6.4 Equitable Relief; Cumulative Remedies. Notwithstanding Section 14.6.2 (Dispute Escalation), nothing contained in this Agreement will in any way limit or preclude a Party from, at any time, seeking or obtaining equitable relief hereunder, whether preliminary or permanent, including a temporary or permanent restraining order, preliminary or permanent injunction, specific performance or any other form of equitable relief, from any United States court of competent jurisdiction if necessary to protect the interests of such Party, including as a remedy for any breach of this Agreement. Each Party agrees that its unauthorized disclosure or use of the other Party’s Confidential Information will cause irreparable damage to the other Party for which recovery of damages would be inadequate, and that such other Party will be entitled to obtain timely injunctive relief with respect to such breach, without the need to show irreparable harm or the inadequacy of monetary damages as a remedy, and without the requirement of having to post bond or other security, as well as any further relief that may be granted by a court of competent jurisdiction. No remedy referred to in this Agreement is intended to be exclusive, but each will be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Law.

14.7 Relationship of the Parties. Provention and Sanofi are independent contractors under this Agreement. Nothing contained herein is intended or is to be construed so as to constitute either Party as a partner, agent or joint venturer of the other Party, including for Tax purposes. In any communications (including in oral, written, visual, graphic or electronic form) with any Third Party (including any Governmental Authority), (i) Sanofi shall not refer to Provention as a partner, agent or joint venturer of Sanofi and (ii) Provention shall not refer to Sanofi as a partner, agent or joint venturer of Provention. The Parties shall file all Tax returns and take all Tax positions in a manner consistent with this Section 14.7 (Relationship of the Parties), unless otherwise required pursuant to a final determination by a Governmental Authority. Neither Provention nor Sanofi, respectively, will have any express or implied right or authority to assume or create any obligations on behalf of or in the name of Provention and Sanofi, respectively, or to bind Provention and Sanofi, respectively, to any contract, agreement or undertaking with any Third Party.

14.8 Fees and Expenses. Except as otherwise specified in this Agreement, each Party will bear its own costs and expenses incurred in connection with this Agreement.

14.9 Third Party Beneficiaries. There are no express or implied Third Party beneficiaries hereunder. The provisions of this Agreement are for the exclusive benefit of the Parties, and no other Person will have any right or claim against either Party by reason of these provisions or be entitled to enforce any of these provisions against either Party, except for the indemnification rights of the Sanofi Indemnitees pursuant to Section 12.1.1 (Indemnification by Provention) and Section 12.2 (Procedure) and the Provention Indemnitees pursuant to Section 12.1.2 (Indemnification by Provention) and Section 12.2 (Procedure).

14.10 Interpretation.

14.10.1 Generally. This Agreement has been diligently reviewed by and negotiated by and between the Parties, and in such negotiations each of the Parties has been represented by competent (in-house or external) counsel, and the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties and their counsel. Accordingly, in interpreting this Agreement or any provision hereof, no presumption will apply against either Party as being responsible for the wording or drafting of this Agreement or any such provision, and ambiguities, if any, in this Agreement will not be construed against either Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

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14.10.2 Definitions; Interpretation.

(a) The definitions of the terms herein will apply equally to the singular and plural forms of the terms defined and, where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning.

(b) Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neutral forms.

(c) The word “will” will be construed to have the same meaning and effect as the word “shall.”

(d) The words “including,” “includes,” “include,” “for example,” and “e.g.,” and words of similar import, will be deemed to be followed by the words “without limitation.”

(e) The word “or” will be interpreted to mean “and/or,” unless the context requires otherwise.

(f) The words “hereof,” “herein,” and “herewith,” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(g) Unless the context requires otherwise or otherwise specifically provided: (i) all references herein to Articles, Sections, Schedules or Exhibits will be construed to refer to Articles, Sections, Schedules or Exhibits of this Agreement; (ii) all references herein to Exhibits will be construed to refer to Exhibits of this Agreement; and (iii) reference in any Section to any sub-clauses are references to such sub-clauses of such Section.

(h) Any reference to any Applicable Law herein will be construed as referring to such Applicable Law as from time to time enacted, repealed or amended.

(i) Subject to Section 14.4 (Assignment), any reference herein to any Person will be construed to include the Person’s successors and assigns.

(j) Whenever this Agreement refers to a number of days, unless otherwise specified (including references to Business Days), such number refers to calendar days.

(k) Unless otherwise specified, deadlines within which any payment is to be made or act is to be done within or following a specified time period after a date will be calculated by excluding the day, Business Day, month or year of such date, as applicable, and including the day, Business Day, month or year of the date on which the period ends.

(l) Whenever any payment is to be made or action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, such payment will be made or action taken on the next Business Day following such day to make such payment or do such act.

14.10.3 Subsequent Events. Unless the context requires otherwise: (a) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); and (b) any reference to any Applicable Law herein will be construed as referring to such Applicable Law as from time to time enacted, repealed or amended.

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14.10.4 Headings. Headings, captions and the table of contents are for convenience only and will be of no force or effect in the interpretation or construction of this Agreement.

14.10.5 Prior Drafts. No prior draft of this Agreement will be used in the interpretation or construction of this Agreement.

14.11 Further Assurances. Each Party will execute, acknowledge and deliver such further instruments, and do all such other ministerial, administrative or similar acts, as may be reasonably necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.

14.12 Entire Agreement. This Agreement, together with the Schedules and Exhibits, contains the entire agreement by the Parties with respect to the subject matter hereof and supersedes any prior express or implied agreements, understandings and representations, either oral or written, which may have related to the subject matter hereof in any way, including any and all term sheets related to the subject matter hereof exchanged between the Parties prior to the Effective Date; provided that this Agreement will not supersede the terms and provisions of the Prior CDA applicable to any period prior to the Effective Date except as of and following the Effective Date with respect to information provided under the Prior CDA that is defined as Confidential Information under this Agreement.

14.13 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Electronic, facsimile or PDF image signatures shall be treated as original signatures, with the understanding that each Party expressly agrees that such Party shall be bound by its own electronically transmitted signature and shall accept the electronically transmitted signature of the other Party (including through the use of eSignature platforms such as DocuSign®). Neither Party will raise the use of electronic delivery to transmit a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic delivery as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

(Remainder of Page Intentionally Left Blank; Signature Page Follows)

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date.

Provention Bio, Inc.		Genzyme Corporation

By:	/s/ Ashleigh Palmer	By:	/s/ Olivier Bogillot

Name:	Ashleigh Palmer	Name:	Olivier Bogillot

Title:	Chief Executive Officer	Title:	General Manager, Sanofi US General Medicines

Schedule 1.32

Disclosure Schedules

[Attached]

Schedule 1.85

Product IP

[Attached]

Schedule 1.93

Provention Trademarks

[Attached]

Schedule 1.113

Sanofi Field Force FTE Expenses

[Attached]

Schedule 8.4.1

Provention Bank Account

[Attached]

Schedule 8.4.5

Provention W-9

[Attached]

Exhibit A

Form of Promotion and Medical Affairs Report

[Attached]

Exhibit B

Co-Promotion and Medical Affairs Plan

[Attached]

Exhibit C-1

Provention Press Release

[Attached]

Exhibit C-2

Sanofi Press Release

[Attached]